                                                                     Exhibit 2.1




                            ASSET PURCHASE AGREEMENT

                                     AMONG

                      DAIRY MART CONVENIENCE STORES, INC.

                                     ET AL.

                                      AND

                               DB COMPANIES, INC.

                            ASSET PURCHASE AGREEMENT

                                    CONTENTS

                                                                           Page

I.    PURCHASE AND SALE OF ASSETS............................................2
      1.1      Assets to be Sold.............................................2
      1.2      Excluded Assets...............................................4
      1.3      Assumed Liabilities...........................................5
      1.4      Excluded Liabilities..........................................5

II.   PURCHASE PRICE AND CLOSING.............................................6
      2.1      Purchase Price................................................6
      2.2      Inventory Value...............................................7
      2.3      Closing.......................................................7
      2.4      Proceedings at Closing........................................8
      2.5      Deliveries by Seller to Buyer.................................8
      2.6      Deliveries by Buyer to Seller.................................9
      2.7      Post Closing.................................................10

III.  ALLOCATION OF CERTAIN RECEIPTS AND EXPENSES...........................10
      3.1      Payment of Personal Property Excise Taxes....................10
      3.2      Real Estate Transfer Taxes...................................11
      3.3      Property Taxes...............................................11
      3.4      Tax Liability................................................11
      3.5      Handling Franchisee Payments.................................12
      3.6      Tax Information..............................................12
      3.7      Rents, Deposits and Prepaid Expenses.........................12
      3.8      Utilities....................................................13
      3.9      Environmental and Tank Testing...............................13
      3.10     Expense Percentage Rent......................................13
      3.11     Income Percentage Rent.......................................14
      3.12     Employees....................................................14

IV.   REPRESENTATIONS AND WARRANTIES OF SELLER..............................15
      4.1      Organization and Good Standing...............................15
      4.2      Certificate of Incorporation and Bylaws; Ownership...........15
      4.3      Due Authorization; Enforceability; Absence of Conflicts......15
      4.4      Consents and Approvals.......................................16
      4.5      Brokerage Fees...............................................16
      4.6      Litigation...................................................16
      4.7      Financial Statements.........................................17

      4.8      Absence of Changes or Events...................................17
      4.9      Operations of the Northeast Division...........................19
      4.10     Transactions with Certain Persons; The Assets..................19
      4.11     Taxes..........................................................20
      4.12     Compliance with Laws and Other Instruments.....................20
      4.13     Employee Benefit Plans.........................................20
      4.14     Employees......................................................20
      4.15     Insurance......................................................21
      4.16     Title to Assets................................................21
      4.17     Condition of Tangible Properties...............................21
      4.18     Permits, Licenses and Approvals................................21
      4.19     Purchased Real Property........................................22
      4.20     Leases and Contracts...........................................24
      4.21     Excluded Contracts.............................................25
      4.22     Identification of Assets.......................................26
      4.23     Trademarks.....................................................26

V.    REPRESENTATIONS AND WARRANTIES OF BUYER.................................26
      5.1      Organization and Good Standing.................................27
      5.2      Due Authorization; Enforceability; Absence of Conflicts........27
      5.3      Consents and Approvals.........................................27
      5.4      Brokerage Fees.................................................27
      5.5      Litigation.....................................................27
      5.6      Financing Commitments..........................................28

VI.   ENVIRONMENTAL PROVISIONS................................................28
      6.1      Definitions....................................................28
      6.2      Representations and Warranties of Seller.......................30
      6.3      Environmental Site Assessments and Tank Systems................31
      6.4      Environmental Reports..........................................32
      6.5      Significant or Disruptive Corrective Actions...................32
      6.6      Responsibility for Environmental Conditions
                 and Environmental Compliance Failures........................33
      6.7      Completion of Corrective Actions...............................34
      6.8      Costs of Corrective Actions....................................35
      6.9      Contributing Releases..........................................42

VII.  ADDITIONAL AGREEMENTS AND COVENANTS.....................................42
      7.1      Trademark License..............................................42
      7.2      Non-Competition Agreement......................................43
      7.3      Bulk Transfers.................................................43
      7.4      Real Property Title Review.....................................43
      7.5      Deletion of a Location.........................................44
      7.6      Buyer's Investigation..........................................45

      7.7      Operations Prior to Closing...................................45
      7.8      Termination...................................................46
      7.9      Return of Initial Payment.....................................48
      7.10     Information to be Provided....................................48
      7.11     Mutual Cooperation............................................50
      7.12     Performance by Each Seller....................................51
      7.13     HSR Act Filings...............................................51
      7.14     Condition of Assets; Identification of Tangible Personal
                 Property....................................................52
      7.15     FIN-OP Receivables and Certain Franchisee Receivables.........53
      7.16     Employees of Seller and Buyer.................................55
      7.17     Agreements with Respect to Excluded Contracts.................55

VIII. CONDITIONS PRECEDENT TO CLOSING........................................55
      8.1      Seller's Conditions Precedent.................................55
      8.2      Buyer's Conditions Precedent..................................56

IX.   INDEMNIFICATION........................................................58
      9.1      Indemnification by Seller.....................................58
      9.2      Indemnification by Buyer......................................59
      9.3      Limitation on Certain Indemnification Claims..................59
      9.4      Manner of Payment of Finally Determined Claims................60
      9.5      Procedure for Obtaining Indemnification.......................60
      9.6      Survival of Representations and Warranties and
                 Indemnification.............................................62
      9.7      Exclusive Remedy..............................................62
      9.8      Insurance.....................................................62

X.    MISCELLANEOUS..........................................................62
      10.1     Payment of Expenses and Fees..................................62
      10.2     Public Announcements..........................................62
      10.3     Books and Records; Personnel..................................63
      10.4     Additional Assurances.........................................64
      10.5     Assignment....................................................64
      10.6     Entire Agreement..............................................64
      10.7     Notices.......................................................64
      10.8     Arbitration...................................................65
      10.9     Attorneys' Fees...............................................65
      10.10    No Third Party Beneficiaries..................................65
      10.11    Liquor License Management.....................................65
      10.12    Counterparts..................................................65
      10.13    Governing Law; Interpretation.................................65
      10.14    Table of Contents and Headings; Exhibits......................65
      10.15    Severability..................................................66
      10.16    Obligations of Seller.........................................66
      10.17    Obligations of FIN-OP.........................................66

                                    EXHIBITS

                                                                                                 Tab

Exhibit 1              Locations..................................................................1
Exhibit 1.1(b)         Purchased Leases...........................................................2
Exhibit 1.1(c)         Franchise Agreements.......................................................3
Exhibit 1.1(h)         Underground Storage Tanks..................................................4
Exhibit 1.1(j)         Tenant Leases..............................................................5
Exhibit 1.3            Assumption Agreement.......................................................6
Exhibit 2.1(b)         Deposit Escrow Agreement...................................................7
Exhibit 2.1(c)         Environmental Escrow Agreement.............................................8
Exhibit 2.2            Inventory Valuation Procedure .............................................9
Exhibit 2.5(a)-1 to-4  Forms of Deeds............................................................10
Exhibit 2.5(b)         Form of Assignment - Purchased Leases.....................................11
Exhibit 2.5(c)         Form of Assignment - Franchise Agreements.................................12
Exhibit 2.5(e)         Form of Bill of Sale - Inventory, Tangible Personal Property, ............13
                       Underground Storage Tanks, Books and Records, Intellectual Property
                       and Goodwill..............................................................14
Exhibit 2.5(g)         Form of Assignment - Franchisee Leases and Tenant Leases..................15
Exhibit 2.7            Post Closing Procedures ..................................................16
Exhibit 3.5            Procedures for Franchisee Payments........................................17
Exhibit 4.1            Seller Information .......................................................18
Exhibit 4.3            Breach/Termination Exceptions.............................................19
Exhibit 4.6            Litigation................................................................20
Exhibit 4.7            Financial Information.....................................................21
Exhibit 4.8(b)         Stores Closed During Fiscal Year 1997.....................................22
Exhibit 4.8(c)         Notice of Termination.....................................................23
Exhibit 4.8(f)         Business Changes..........................................................24
Exhibit 4.8(g)         Litigation Settled........................................................25
Exhibit 4.10           Transactions with Certain Persons.........................................26
Exhibit 4.12           Compliance with Laws and other Instruments................................27
Exhibit 4.13           Employee Benefit Plans....................................................28
Exhibit 4.14           Employees.................................................................29
Exhibit 4.15           Insurance.................................................................30
Exhibit 4.16           Listed Permitted Encumbrances.............................................31
Exhibit 4.17           Condition of Tangible Properties..........................................32
Exhibit 4.18           Required Permits, Licenses and Approvals..................................33
Exhibit 4.19(a)        Condemnation Proceedings..................................................34
Exhibit 4.19(e)        Governmental Orders.......................................................35


Exhibit 4.19(j)     Contracts Related to Purchased Real Property..............................36
Exhibit 4.19(o)     Assessments for Public Improvements.......................................37
Exhibit 4.20        Exceptions for Material Contracts.........................................38
Exhibit 4.21        Excluded Contracts........................................................39
Exhibit 4.23        Trademarks and Tradenames.................................................40
Exhibit 6.2(b)      Environmental Notices.....................................................41
Exhibit 6.3         Environmental Protocol....................................................42
Exhibit 6.7         Access Agreement..........................................................43
Exhibit 6.8(a)-1    Contract Assignment.......................................................44
Exhibit 6.8(a)-2    Security Agreement........................................................45
Exhibit 7.1         Trademark License.........................................................46
Exhibit 7.2         Non-Competition Agreement.................................................47
Exhibit 7.5         Estimated Value of Locations..............................................48
Exhibit 7.10(f)     Tenant Lease Estoppel Certificate.........................................49
Exhibit 7.10(g)     Landlord's Estoppel Certificate...........................................50


                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT ("Agreement") entered into as of this 6th day of March, 1997, by and between DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation ("Dairy Mart"), DAIRY MART, INC., a Massachusetts corporation ("DM-MA"), DAIRY MART EAST, INC., a Rhode Island corporation ("DM-RI"), CIA FOODMARTS, INC., a New York corporation ("CIA-NY"), CONVENIENT GASOLINE, INC., a New York corporation ("CGI"), REMOTE SERVICES, INC., a Kentucky corporation ("RSI"), and CONVENIENT INDUSTRIES OF AMERICA, INC., a Kentucky corporation ("CIA-KY"), all with a principal place of business at 210 Broadway East, Cuyahoga Falls, Ohio 44222 (Dairy Mart, DM-MA, DM-RI, CIA-NY, CGI, RSI and CIA-KY are hereinafter individually and collectively sometimes referred to as "Seller"), FINANCIAL OPPORTUNITIES, INC., a Kentucky corporation also with a principal place of business at 210 Broadway East, Cuyahoga Falls, Ohio 44222 ("FIN-OP"), and DB COMPANIES, INC., a Rhode Island corporation with a principal place of business at 25 Concord Street, Pawtucket, Rhode Island 02860 (hereinafter referred to as "Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Seller operates or franchises convenience stores under the "Dairy Mart" name (the "DM Mark") in various parts of the United States, including 161 convenience stores operated from the parcels of real property listed in EXHIBIT 1 (each sometimes referred to as a "Location" and sometimes collectively referred to as the "Locations") in the States of Connecticut, Massachusetts, and Rhode Island and the Counties of Rockland, Westchester, Putnam, Orange, Duchess, Ulster, Columbia and Greene in the State of New York (collectively referred to as the "Northeast States" or the "Territory"); and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, on the terms set forth herein, the business of Seller conducted through the Locations (the "Northeast Division") and the assets of Seller related to the Locations as more particularly identified herein; and

         WHEREAS, in consideration of the transactions contemplated by this Agreement, Buyer desires to obtain the covenant of Seller not to conduct a convenience store or retail gasoline distribution business in the Territory, and Seller is willing to agree to such a covenant; and

         Seller, FIN-OP and Buyer desire to provide for certain rights and obligations with respect to the FIN-OP Receivables (as defined below),

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and, upon the terms and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

I.       PURCHASE AND SALE OF ASSETS
         ---------------------------

         1.1 ASSETS TO BE SOLD. Upon the terms and subject to the conditions set forth in this Agreement, at Closing (as defined in Section 2.3 hereof), Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase and receive all of Seller's right, title and interest in and to the properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise (other than the Excluded Assets as defined below) primarily related to or primarily used or held for use in connection with the Northeast Division or the Locations as the same now exist or, in accordance with the terms of this Agreement, may exist as of Closing (collectively the "Assets"), including without limitation the following:

                  (a) The real property owned by Seller listed as such on
         EXHIBIT 1, together with all buildings, improvements, easements and appurtenances thereon and thereto, but excluding any underground storage tanks and lines located thereon or related thereto except as provided in Section 1.1(h) below (whether operated by Seller or franchised to a franchisee by Seller, collectively, the "Owned Real Property");

                  (b) The real property leased by Seller listed as such in
         EXHIBIT 1, together with all of Seller's interest in the buildings, improvements, easements and appurtenances thereon and thereto, including without limitation the leases listed in EXHIBIT 1.1(b) (collectively, the "Purchased Leases"), but excluding any underground storage tanks and lines located thereon or related thereto except as provided in Section 1.1(h) below (whether operated by Seller or franchised to a franchisee by Seller, collectively the "Leased Real Property"; the Owned Real Property and the Leased Real Property are sometimes collectively referred to herein as the "Purchased Real Property");

                  (c) All franchise agreements, leases and other agreements with franchisees (including related guaranties) of the Locations listed as such in EXHIBIT 1, including without limitation those franchise agreements, leases, other agreements and guaranties listed on EXHIBIT 1.1(c) (collectively, the "Franchise Agreements"; the leases with franchisees listed on Exhibit 1.1(c) are sometimes collectively referred to herein as the "Franchisee Leases");

                  (d) All operating permits, tank registration permits, and other permits, licenses, grants, concessions, franchises, filings and other governmental authorizations, agreements and approvals, including lottery agreements, and all applications for and amendments to any of the foregoing, related to the Northeast Division or the Locations, all to the extent transferable (collectively, the "Transferable Permits");

                  (e) All inventories of merchandise and petroleum products present at the Locations at Closing, except inventories owned by franchisees with respect to the franchised Locations (collectively, the "Inventory");

                  (f) Except for changes permitted by Section 4.8(b) hereof, all tangible personal property now or as of the Closing primarily related to the Northeast Division or located at the Locations, including without limitation furniture, fixtures, and equipment; leasehold improvements; gasoline and diesel fuel dispensing pumps; maintenance equipment; new and used parts inventory; signs; vacuum cleaners; cash registers, computers and computer software (other than test systems to be removed and replaced prior to Closing); the complete StoreMaster store-level daily sales reporting system and host-level home office system, including the application development environment, all sources codes, programming manuals, reference materials and system documentation, operated at the Locations and from Seller's Enfield, Connecticut offices (the "StoreMaster Software"); telephone systems and equipment; office equipment; and supplies and advertising materials; as of the date of this Agreement and as thereafter may be acquired by Seller up to Closing, but excluding any underground storage tanks and lines located thereon or related thereto except as provided in Section 1.1(h) below (collectively, the "Tangible Personal Property");

                  (g)      [Intentionally Omitted];

                  (h) The underground storage tanks, lines and related systems used in connection with the Locations and listed on EXHIBIT 1.1(h) (collectively, the "Underground Storage Tanks");

                  (i) All books and records now or as of the Closing primarily related to the Northeast Division or the Locations, including price lists, sales and promotional materials, sales records and data, Location inspection records and reports, customer lists and customer files and copies of personnel files for employees to be hired by Buyer; and all plans and specifications, surveys, blueprints and drawings now or as of the Closing related to any buildings and improvements at any Location (collectively, the "Books and Records");

                  (j) The leases and other agreements with tenants of the Purchased Real Property other than franchisees, including without limitation the leases and other agreements listed in EXHIBIT 1.1(j) (collectively, "Tenant Leases");

                  (k) All copyrights and, to the extent reduced to written or other tangible form (including but not limited to electronic media), all drawings, designs, plans, research, specifications, formulae, processes, know-how, technology, trade secrets and other confidential or proprietary information and other data and information (to the extent not otherwise encompassed in Sections 1.1(a) through (i) above) primarily related to the Northeast Division or the Locations or contemplated improvements, supplements or additions to the operations of the Northeast Division or the Locations; provided, however, that the rights to any store designs are transferred only with respect to the Locations and may not be used by Buyer for the construction of any new stores (collectively, the "Intellectual Property"); and

                  (l) All telephone numbers, yellow page listings, and goodwill related to the Locations (collectively, the "Goodwill").

         1.2 EXCLUDED ASSETS. Seller and Buyer expressly understand and agree that Seller is not hereunder selling, assigning, transferring, conveying or delivering to Buyer any assets, properties, rights, contracts or claims other than the Assets, including without limitation any of the following (collectively, the "Excluded Assets"):

                  (a) The real property and improvements located at One Vision Drive, Enfield, Connecticut and 240 South Road, Enfield, Connecticut and the personal property located at such locations (other than the StoreMaster Software and the Books and Records described above);

                  (b) The accounts receivable of Seller and any related collateral interest, including Seller's interest in any percentage rent due from franchisees with respect to operations prior to Closing, except for Buyer's rights under Section 7.15 hereof;

                  (c) The properties, assets and rights of Seller primarily related to its convenience store business located outside the Territory;

                  (d) All tax refunds with respect to the Assets to the extent the same relate to periods prior to the Closing;

                  (e)  All insurance proceeds payable to Seller;

                  (f)  All minute books and other corporate records of Seller;

                  (g) All reimbursements to which Seller is entitled under any state environmental fund;

                  (h) All rights and payments due Seller under any Excluded Contracts (as defined below);

                  (i) Any trademarks of Seller other than Buyer's rights to the Trademarks pursuant to the Trademark License (as defined below);

                  (j) All properties, assets and rights related to convenience stores previously owned or operated by the Northeast Division and closed prior to the date hereof but in no event including any properties, assets and rights related to any Location; and

                  (k) All deposits and prepaid expenses for which Seller is not given credit pursuant to Section 3.7 hereof.

         1.3 ASSUMED LIABILITIES. Subject to the limitations set forth herein and in Section 1.4 hereof, Buyer shall assume at the Closing and subsequently pay, honor and discharge, in accordance with their terms and subject to any defenses of Seller, the following liabilities and obligations of Seller to the extent the same arise in connection with transactions and events occurring on and after the Closing (collectively, the "Assumed Liabilities"):

                  (a) the Purchased Leases listed on EXHIBIT 1.1(b) assigned to Buyer;

                  (b) the Franchise Agreements listed on EXHIBIT 1.1(c) assigned to Buyer;

                  (c) the Transferable Permits to the extent assigned to Buyer; and

                  (d) the Tenant Leases listed in EXHIBIT 1.1(j) assigned to Buyer.

Buyer's obligations with respect to the Assumed Liabilities shall be set forth in an Assumption Agreement substantially in the form attached hereto as EXHIBIT
1.3 (the "Assumption Agreement") except as otherwise expressly set forth herein. The Assumed Liabilities shall in no event include any liabilities and obligations arising out of the foregoing in connection with (i) any transactions or events occurring before the Closing, (ii) any breach or default of any of the foregoing occurring prior to or as a result of Closing, and (iii) any deposits under Franchise Agreements and Tenant Leases not transferred to Buyer pursuant to Section 3.7 hereof.

         1.4 EXCLUDED LIABILITIES. The transaction contemplated by this Agreement is the purchase and sale of assets and not a defacto merger of Seller and Buyer. Buyer is not a successor in interest to Seller, and neither Seller nor any officer of Seller shall have any continuing participation in the ownership or management of the Northeast Division following the Closing. Except as specifically set forth in Section 1.3, Seller and Buyer agree that Buyer shall not assume or become liable for any debts, liabilities or obligations of any kind of Seller existing on the Closing Date or thereafter incurred by Seller, whether known or unknown, absolute or contingent, mature or unmatured, liquidated or unliquidated, or accrued or pending, including without limitation any debts, liabilities or obligations with respect to the Excluded Assets (collectively, the "Excluded Liabilities").

II.      PURCHASE PRICE AND CLOSING
         --------------------------

         2.1      PURCHASE PRICE.

                  (a) As consideration for all the Assets, Buyer shall pay to Seller Thirty Two Million Dollars ($32,000,000.00) plus the value of the Inventory determined in accordance with Section 2.2 hereof, subject to adjustment as provided in this Agreement. The aggregate consideration for the Assets is referred to as the "Purchase Price". If, as provided for in this Agreement, a portion of the Assets are deleted from this Agreement, the Purchase Price will be computed in accordance with Section 7.5 hereof.

                  (b) Of the Purchase Price, Four Hundred Thousand Dollars ($400,000.00) shall be paid upon execution of this Agreement ("Deposit"), with the balance to be paid at Closing, subject to
         Section 2.2 hereof. The Deposit will be held in an interest bearing escrow account by Citizens Bank of Rhode Island, as escrow agent ("Deposit Escrow Agent"), pursuant to a Deposit Escrow Agreement in the form attached to this Agreement as EXHIBIT 2.1(b) (the "Deposit Escrow Agreement"). At the Closing, the Deposit and all interest earned thereon will be paid to Seller. One-half (1/2) of the interest earned on the Deposit will be credited as a reduction to the final balance due from Buyer to Seller at Closing. If the Closing does not occur, the Deposit and interest earned thereon will be distributed in accordance with Section 7.9 hereof.

                  (c) At the Closing, Seller will pay or deliver to State Street Bank and Trust Company or other trustee mutually acceptable to Seller and Buyer, as escrow agent ("Environmental Escrow Agent"), the amount of money required to be contributed by Seller as of Closing to the Environmental Escrow Fund (as defined below) under Section 6.8 hereof or, at Seller's election, a Letter of Credit (as defined below) in such amount as contemplated by such Section, in each case to be held pursuant to an Environmental Escrow Agreement in the form attached to this Agreement as EXHIBIT 2.1(c) (the "Environmental Escrow Agreement").

                  (d) All amounts payable at any time hereunder shall be paid in United States Dollars by no later than 1:00 p.m. local time on the date any such payment is due, in immediately available funds by wire transfer, if to an escrow agent named hereunder, to one or more accounts designated in writing for such purpose by such escrow agent, if to Seller to one or more accounts designated in writing for such purpose by Seller ("Seller's Bank Account"), and if to Buyer to one or more accounts designated in writing for such purpose by Buyer ("Buyer's Bank Account").

                  (e) The Purchase Price shall be allocated among Owned Real Property, Leased Real Property, Franchise Agreements, Inventory (determined as set forth in Section 2.2 below), Underground Storage Tanks, Books and Records, Tenant Leases,

         Intellectual Property, Tangible Personal Property, the Non-Competition Agreement, and Good Will, as reasonably agreed by Buyer and Seller prior to Closing. Subject to the requirements of any applicable tax law and the rulings of any applicable governmental agency, all tax returns and reports filed by Buyer and Seller shall be prepared consistently with the foregoing allocation. Seller and Buyer each agree to notify the other in the event any adjustment is so required or imposed.

         2.2 INVENTORY VALUE. The actual value of the Inventory to be paid by Buyer to Seller shall be calculated and paid in accordance with this Section
2.2. The portion of the Purchase Price to be paid by Buyer at Closing will include an amount equal to the estimated value of the Inventory (the "Estimated Inventory Value"), but not in excess of Three Million Seven Hundred Thousand Dollars ($3,700,000.00) (the "Closing Inventory Payment"). The Estimated Inventory Value shall be the amount of Inventory shown on the balance sheet of Seller for the most recently ended accounting period prior to Closing, prepared in the ordinary course of business of Seller and certified in writing to Buyer as of Closing by the Chief Financial Officer of Seller. Commencing on the day before the Closing Date, RGIS (or another valuation service acceptable to Buyer and Seller) shall count and compute the value of saleable non-petroleum Inventory as of Closing using the valuation procedure and criteria set forth in
EXHIBIT 2.2. Buyer and Seller will share equally the costs of such Inventory valuation and shall each be permitted to have a representative present during such valuation. In addition, commencing on the day before the Closing Date, Buyer and Seller shall jointly determine the actual quantities of saleable petroleum Inventory as of Closing (the "Petroleum Inventory") and shall promptly thereafter compute the value of the Petroleum Inventory using the Petroleum Inventory valuation procedure and criteria set forth in EXHIBIT 2.2. The determination of the actual Inventory shall commence as soon as practicable on the day before the Closing Date and continue as rapidly as possible and shall be completed within three (3) days. If the computed aggregate value of Inventory exceeds the Closing Inventory Payment, Buyer shall pay the difference to Seller within ten (10) days after the determination thereof, together with interest thereon from the Closing Date to the date of payment at the prime rate of Chase Manhattan Bank in New York in effect on the last business day prior to Closing ("Prime Rate") by wire transfer to Seller's Bank Account; provided, however, that to the extent that the computed value exceeds the sum of Three Million Seven Hundred Thousand Dollars ($3,700,000.00), the amount in excess of said Three Million Seven Hundred Thousand Dollars ($3,700,000.00) shall be paid with interest at the Prime Rate from the Closing Date to the date of payment as aforesaid on such date as may be determined by Buyer, but not later than sixty
(60) days after Closing. If the computed value is less than the Closing Inventory Payment, Seller shall pay the difference to Buyer within ten (10) days after the determination thereof, together with interest at the Prime Rate thereon from the Closing Date to the date of payment by wire transfer to Buyer's Bank Account.

         2.3 CLOSING. The closing of the transactions contemplated hereby and the transfer of the Assets (the "Closing"; the actual date as of which the Closing occurs being referred to herein as the "Closing Date") shall occur at the offices of Partridge, Snow & Hahn, 180 South

Main Street, Providence, Rhode Island at 10 A.M. local time three (3) business days following the satisfaction of all conditions to the Closing set forth in
Article VIII hereof (or the waiver thereof by the party or parties entitled to waive any such condition) other than conditions relating to actions to be taken at Closing by the parties hereto, but in no event later than May 15, 1997 (the "Termination Date"); provided, however, that the Closing shall occur on that Friday that is closest in time to the date otherwise determined in accordance with the foregoing provisions for the Closing but not later than the Termination Date.

         2.4 PROCEEDINGS AT CLOSING. All proceedings to be taken and all documents to be executed and delivered by Seller in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer and its counsel. All proceedings to be taken and all documents to be executed and delivered by Buyer in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller and its counsel. All proceedings to be taken and any documents to be executed and delivered by any of the parties at the Closing shall be deemed to have been taken, executed and delivered simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

         2.5 DELIVERIES BY SELLER TO BUYER. At the Closing, Seller shall deliver to Buyer the following:

                  (a) executed deeds with respect to the Owned Real Property substantially in the form attached hereto as EXHIBITS 2.5(a)-1, 2.5(a)-2, 2.5(a)-3, and 2.5(a)-4 as appropriate;

                  (b) executed assignments of all Purchased Leases substantially in the form attached hereto as EXHIBIT 2.5(b);

                  (c) executed assignments of all Franchise Agreements (other than the Franchisee Leases) substantially in the form attached hereto as EXHIBIT 2.5(c);

                  (d) executed assignments of all Transferable Permits as required by applicable law;

                  (e) an executed bill of sale for the Inventory, Tangible Personal Property, Underground Storage Tanks, Books and Records, Intellectual Property and Goodwill substantially in the form attached hereto as EXHIBIT 2.5(e);

                  (f)      [Intentionally Omitted];

                  (g) executed assignments of all Franchisee Leases and all Tenant Leases substantially in the form attached hereto as EXHIBIT 2.5(g);

                  (h) an executed Environmental Escrow Agreement and the other documents referenced in Section 6.8 hereof, including appropriate UCC-1 Financing Statements;

                  (i)  an executed Trademark License;

                  (j)  an executed Non-Competition Agreement;

                  (k) the opinion of counsel for Seller referred to in Section 8.2(d) hereof;

                  (l) a receipt for the Purchase Price and the Trademark Royalty (as defined below);

                  (m) evidence reasonably satisfactory to Buyer of the contribution to the Environmental Escrow Agent of the money or Letter of Credit contemplated by Section 6.8 hereof;

                  (n) with respect to each Seller and FIN-OP, certified copies of resolutions adopted by the Boards of Directors of the Seller and FIN-OP authorizing the execution of this Agreement, the sale of the Assets to Buyer in accordance with the terms hereof, and the performance of the Seller's and FIN-OP's respective obligations hereunder;

                  (o) with respect to each Seller, a certificate of good standing for the Seller from the Secretary of State and, if separately provided, from each Division of Taxation, Tax Administrator or other State Taxing Agency in the Seller's state of incorporation and in each of the Northeast States where it is required to be qualified to do business, and with respect to FIN-OP, comparable documents from its state of incorporation; and

                  (p) customary and usual documents, instruments and certificates required in connection with conveyances of real property and leasehold interests and other assets under the respective laws of the Northeast States, including a gap indemnity agreement if requested by the title insurance company.

         2.6 DELIVERIES BY BUYER TO SELLER. At the Closing, Buyer shall deliver to Seller the following:

                  (a) immediately available funds in the amount of the balance of the Purchase Price referred to in Section 2.1 hereof and the Trademark Royalty referred to in Section 7.1 hereof, such funds to be paid to Seller as provided herein;

                  (b) the opinion of counsel for Buyer referred to in Section 8.1(d) hereof;

                  (c) the Assumption Agreement and the other agreements referenced in Section 1.3 hereof;

                  (d) certified copies of resolutions adopted by the Board of Directors of Buyer authorizing the execution of this Agreement and the purchase of the Assets from Seller in accordance with the terms hereof;

                  (e) a certificate of good standing for Buyer from the Secretary of State in each of the Northeast States; and

                  (f) an executed Environmental Escrow Agreement and the other agreements referenced in Section 6.8 hereof.

                  2.7 POST CLOSING. Sixty (60) days following Closing (the "Post Closing"), Buyer and Seller shall account for all sums for which each is responsible under Section 2.2, Article III and Section 7.5 of this Agreement and make disbursements to the other party as appropriate. The Post Closing will be conducted in accordance with EXHIBIT 2.7.

III.     ALLOCATION OF CERTAIN RECEIPTS AND EXPENSES
         -------------------------------------------

         3.1      PAYMENT OF PERSONAL PROPERTY EXCISE TAXES.

                  (a) The Assets are comprised of (i) certain Inventory which shall be acquired by Buyer for resale, (ii) other personal property assets as to which the "isolated, casual or occasional sale" exemption or similar exemption from Excise Taxes is or may be applicable, and
         (iii) other personal property assets as to which other exemptions from Excise Taxes are or may be applicable. Buyer is or will be registered for federal and applicable state purposes as an exporter, importer, retailer and position holder of petroleum and merchandise of the types comprising the Inventory and other personal property assets. In order to obtain any exemption or favorable tax rate, Buyer shall provide Seller with any exemption or resale certificate, permit, license or such other documentation as may be required by the taxing authorities to establish the right to such exemption or tax rate. If any exemptions claimed by Buyer are subsequently denied by taxing authorities, and Seller is assessed additional taxes as a result of the disallowed exemption certificates provided by Buyer, then Buyer shall reimburse Seller, or its assignees, for such taxes, including interest and penalty.

                  (b) All Excise Taxes imposed on the transfer of the Assets constituting personal property shall be paid by Buyer, and Buyer and Seller shall file such tax returns as each may be required to file in connection therewith in accordance with applicable law; provided, however, that payment of any such Excise Taxes which arise as a result of the sale of Petroleum Inventory hereunder, taking into account any exemption or favorable tax rate applicable to sales to Buyer or otherwise available, shall occur on the date the amount of Petroleum Inventory is determined under Section 2.2 hereof. Buyer shall indemnify, defend and hold Seller harmless in accordance with the procedures in Article IX hereof for any liability Seller may incur as a result of Buyer's failure to pay any such taxes directly to the appropriate taxing authorities.

                  (c) The term "Excise Taxes" shall include Federal, state and local excise and sales and other documentary stamp, conveyance, transfer, and other taxes or charges imposed on the sale of personal property comprising the Assets but shall exclude income, franchise, or like taxes levied on or measured by the net income of a party, which taxes shall be the obligation of the party receiving such income, and shall exclude real estate transfer taxes addressed in Section 3.2 hereof.

         3.2 REAL ESTATE TRANSFER TAXES. All federal, state and local documentary stamp, conveyance, transfer and other taxes or charges in lieu thereof relating to the conveyance of the Assets constituting real property shall be paid by Seller, and Seller shall prepare and file all related tax returns.

         3.3 PROPERTY TAXES. All real estate taxes, ad valorem personal property and inventory taxes, fire district taxes, and other such charges constituting a lien or encumbrance on any of the Assets, including special or betterment assessments against any of the Assets which are payable in installments over more than one (1) year (collectively "Property Taxes"), that relate to a period (as established by the applicable custom and practice of the state, county, city or town in which any respective Assets are situated and regardless when the same may be payable) ending prior to the Closing Date shall be the responsibility of the Seller. Property Taxes that, under such custom and practice, cover the period in which the Closing occurs shall be prorated between Seller and Buyer, with Seller being responsible for the portion of such period prior to the Closing Date and Buyer being responsible for the portion of such period on and after the Closing Date. Property Taxes that, under such custom and practice, cover a period after the Closing shall be the responsibility of the Buyer. All installments of Property Taxes having a due date prior to the Closing Date shall be paid by Seller prior to the Closing Date, and Buyer shall pay all installments of Property Taxes having a due date on or after the Closing Date. At the Closing, the net amount of all Property Tax adjustments computed in accordance with this Section, based upon which party is responsible for such Property Taxes and which party is to pay such Property Taxes, shall be added to or deducted from the Purchase Price. If the amount of any Property Taxes is not fixed and determined as of the Closing, the foregoing Closing adjustment shall be based on the amount thereof as reasonable estimated at Closing, and an appropriate payment shall be made by Buyer or Seller to the other promptly following a final determination of the amount thereof.

         3.4 TAX LIABILITY. Except as otherwise provided herein, (i) Seller shall be responsible for and pay all taxes levied or imposed upon or in connection with the Assets or the conduct or operation of the Locations prior to the Closing Date, and (ii) Buyer shall be responsible for and pay all taxes levied or imposed upon or in connection with the Assets or the conduct or operation of the Locations on and after the Closing Date. All taxes constituting a lien or encumbrance on the Assets or any part thereof (other than current Property Taxes permitted under Section 4.16(ii)) shall be paid by Seller prior to the Closing. Any interest and penalties arising in connection with taxes due under this Section shall be the responsibility of the party required to timely file correct tax returns concerning such taxes. Control of any legal or administrative proceedings concerning any such taxes, and entitlement to any refunds or awards with respect to any such taxes, shall rest with the party responsible for payment therefore under this Section; provided, however, that, with respect to taxes that must be combined or joined with one or more other tax issues which one party desires to contest, control of such proceedings shall rest with the party having the larger amount of taxes in dispute, and neither party may adjust, compromise or settle taxes which are contested by or on behalf of the other party without the consent of the other party. Buyer shall give Seller notice of any tax audit of any period for which Seller is responsible within seven (7) days of receipt by Buyer of any such notice, and Seller shall give Buyer notice of any tax audit of any period for which Buyer is responsible within seven (7) days of receipt by Seller of any such notice.

         3.5 HANDLING FRANCHISEE PAYMENTS. None of Seller's accounts receivables are being sold or transferred under this Agreement to Buyer; provided, however, that Buyer and Seller agree that certain provisions should apply with respect to accounts receivable owed to Seller as of Closing by limited franchisees ("Limited Franchisee Receivables") and with respect to accounts receivable owed to Seller as of Closing by full franchisees ("Full Franchisee Receivables"; the Limited Franchisee Receivables and the Full Franchisee Receivables are collectively referred to herein as the "Franchisee Receivables"). The amounts outstanding under the Franchisee Receivables as of December 28, 1996 are more particularly identified in a report provided by Seller to Buyer noted as item 24 on EXHIBIT 4.7. Following the Closing, subject to the provisions of Sections 3.7 and 7.15 hereof, Buyer and Seller agree that all payments with respect to Franchisee Receivables owed to Seller and accounts receivables owed by franchisees to Buyer shall be collected, processed and adjusted between the parties as set forth on EXHIBIT 3.5 attached hereto.

         3.6 TAX INFORMATION. Each party to this Agreement shall provide the other party with access to all relevant documents, data and other information which may be required by the other party for the purpose of preparing tax returns and responding to any audit by any governmental agency. Each party to this Agreement shall cooperate with all reasonable requests of the other party made in connection with resisting or contesting the imposition of taxes or filing related tax returns. Notwithstanding anything to the contrary in this Agreement, neither party to this Agreement shall be required at any time to disclose to the other income tax returns or other confidential tax information except to the extent required by lawful government subpoena.

         3.7 RENTS, DEPOSITS AND PREPAID EXPENSES. Rents, deposits, prepaid expenses, and similar items relating to the Assets and benefitting Buyer shall be prorated between the parties as of the date of Closing at the Post Closing. Any refundable deposits acknowledged in writing by the holder thereof to be available to Buyer will be transferred to the account of Buyer and Buyer will reimburse Seller at the Post Closing for such deposits. Any deposits for which Buyer will become responsible with respect to the Tenant Leases will be transferred to Buyer at the Post Closing. To the extent Seller is lawfully permitted to do so, following the Closing, Seller may setoff against any Franchisee Receivable owed to Seller by any Franchisee the amount of any deposit held by Seller with respect to such franchisee. Seller shall transfer to Buyer at the Post Closing the amount of any deposit held by Seller that has not been so setoff by Seller or that exceeds the Franchisee Receivable of such franchisee. Seller or Buyer shall reimburse the other for the net amount of the foregoing as determined at the Post Closing.

         3.8 UTILITIES. Charges for water, gas, power, light and other utility service shall be the responsibility of Seller with respect to service up to the Closing Date and shall be Buyer's responsibility with respect to service on and after the Closing Date.

         3.9 ENVIRONMENTAL AND TANK TESTING. The cost of tank and environmental testing done in accordance with Article VI of this Agreement will be allocated in accordance with Article VI of this Agreement.

         3.10 EXPENSE PERCENTAGE RENT. Percentage rent payable under leases of Leased Real Property ("Expense Percentage Rent") will be allocated between Seller and Buyer at the Post-Closing and paid as follows:

                  (a) Seller shall be responsible for all Expense Percentage Rent due under any lease for any calendar year, any fiscal year, or any other time period as set forth in such lease which elapses prior to the Closing Date. Buyer shall be responsible for all Expense Percentage Rent due under any lease for any calendar year, any fiscal year, or any other time period as set forth in such lease which commences on or after the Closing Date.

                  (b) For Expense Percentage Rent allocable to time periods in which the Closing occurs, the following formula shall be used to determine Seller's portion thereof: The threshold level of net sales or gross sales, as provided in the applicable lease, shall be divided by the number of days in the applicable period (the "Daily Threshold Number"). The Daily Threshold Number shall be multiplied by the number of days in the applicable period expiring prior to the Closing Date (the "Aggregate Threshold Number"). The Aggregate Threshold Number shall be subtracted from the total net sales or gross sales of Seller (as provided in the applicable lease) for the portion of the period expiring prior to Closing ("Percentage Rental Sales Number"). Seller shall be responsible for Expense Percentage Rent based on the resulting Percentage Rental Sales Number. Buyer shall be responsible for all other Expense Percentage Rent for the applicable period.

                  (c) All amounts of Expense Percentage Rent for which Seller is responsible that are due and payable as of Closing shall be paid by Seller prior to Closing. All amounts of Expense Percentage Rent for which Seller is responsible that are due and payable after Closing shall be paid by Seller to Buyer on or prior to the due date thereof.

         3.11 INCOME PERCENTAGE RENT. Percentage rent payable under Franchisee Leases or under Tenant Leases ("Income Percentage Rent") will be allocated between Seller and Buyer at the Post-Closing and paid as follows:

                  (a) Seller shall be entitled to all Income Percentage Rent payable by franchisees under any Franchise Leases and by tenants under any Tenant Leases for any calendar year, any fiscal year, or any other time period as set forth in such lease which elapses prior to the Closing Date. Buyer shall be entitled to all Income Percentage Rent payable by franchisees under any Franchise Leases and by tenants under any Tenant Leases for any calendar year, any fiscal year, or any other time period as set forth in such lease commencing on or after the Closing Date.

                  (b) For Income Percentage Rent allocable to time periods in which the Closing occurs, the following formula shall be used to determine Seller's portion thereof: The threshold level of net sales or gross sales, as provided in the applicable lease, shall be divided by the number of days in the applicable period (the "Daily Threshold Number"). The Daily Threshold Number shall be multiplied by the number of days in the applicable period expiring prior to the Closing Date (the "Aggregate Threshold Number"). The Aggregate Threshold Number shall be subtracted from the total net sales or gross sales of the respective franchisee or tenant (as provided in the applicable lease) for the portion of the period expiring prior to Closing ("Percentage Rental Sales Number"). Seller shall be entitled to Income Percentage Rent based on the resulting Percentage Rental Sales Number. Buyer shall be entitled to all other Income Percentage Rent for the applicable period.

                  (c) Buyer shall pay to Seller all amounts of Income Percentage Rent to which Seller is entitled promptly upon receipt thereof by Buyer. Seller shall pay to Buyer all amounts of Income Percentage Rent to which Buyer is entitled promptly upon receipt thereof by Seller.

         3.12     EMPLOYEES.

                  (a) Buyer, in its sole discretion, shall have the right but not the obligation to offer employment to any or all employees of Seller whose responsibilities are primarily related to the Northeast Division (other than officers of Seller), including without limitation all employees and supervisory personnel who currently work in or supervise the operations of the convenience stores at each Location (collectively, the

         "Employees"). It will be in the sole discretion of the Employees to elect to accept any such offers of employment.

                  (b) Seller shall be liable for and shall pay all wages, salaries, commissions and bonuses, expense allowances, and other sums earned by or payable or owed to the Employees through Closing, all payments that may be required to be made under any Employee Benefit Plan (as defined below), and all termination, severance or similar plan, policy or arrangement of Seller arising by virtue of the termination of the employment of such Employees with Seller, including accrued vacation, personal and sick pay through Closing.

IV.      REPRESENTATIONS AND WARRANTIES OF SELLER
         ----------------------------------------

         Each Seller hereby represents and warrants to Buyer as follows:

         4.1 ORGANIZATION AND GOOD STANDING. The name of each Seller, its state of incorporation, and each state in which it is qualified to do business as a foreign corporation are set forth on EXHIBIT 4.1. Each Seller is a corporation duly organized and validly existing and in good standing under the laws of its state of incorporation and has the corporate power and authority to own its property and to carry on its business (including the portion of the business of the Northeast Division it conducts) as now conducted and to enter into and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by it in connection with the consummation of the transactions contemplated by this Agreement (all such other agreements, documents, instruments and certificates required to be executed by any Seller being hereinafter referred to, collectively, as the "Seller Documents") and to perform fully its obligations and satisfy the terms and conditions hereunder and thereunder. Each Seller is duly qualified to do business in each state in which the nature of its activities conducted in connection with the business of the Northeast Division or the character of the properties owned, leased or operated by it in connection with the business of the Northeast Division requires such qualification.

         4.2 CERTIFICATE OF INCORPORATION AND BYLAWS; OWNERSHIP. Prior to Closing, each Seller shall deliver to Buyer a true and complete copy of its certificate of incorporation and all amendments thereto, certified by the Secretary of State of its state of incorporation, and a true and complete copy of its Bylaws as currently in effect, certified by its secretary. All of the capital stock of each Seller other than Dairy Mart is directly owned by Dairy Mart or indirectly owned by Dairy Mart through one or more subsidiaries owned entirely by Dairy Mart. Dairy Mart has the corporate power and authority to own, directly or indirectly, the capital stock of each Seller other than Dairy Mart and to cause each such Seller to perform its obligations under this Agreement.

         4.3 DUE AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS. The execution, delivery and performance by each Seller of this Agreement and each Seller Document to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action on the part of each Seller. This Agreement has been, and the Seller Documents will be at or prior to the Closing, duly executed and delivered by each Seller, and (assuming the due authorization, execution and delivery by the parties other than any Seller hereto and thereto) this Agreement constitutes, and the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of each Seller, enforceable against it in accordance with their respective terms. Except as set forth on EXHIBIT 4.3 and except for consents of landlords required under the Purchased Leases, none of the execution and delivery by any Seller of this Agreement and the Seller Documents, or the consummation of the transactions contemplated hereby or thereby, or compliance by any Seller with any of the provisions hereof or thereof, will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of any Seller,
(ii) conflict with, violate, result in the breach or termination of, or constitute a default under any agreement, contract, indenture or other instrument to which any Seller is a party or by which it or any of its properties or assets, including without limitation any of the Assets, is bound or subject, (iii) constitute a violation of any law applicable to any Seller, or (iv) constitute or result in the creation of any lien or encumbrance upon any of the Assets (other than a Permitted Encumbrance as defined below), which conflict, violation, breach, termination or default under clause (ii) or (iii) above, either individually or in the aggregate, would have a material adverse effect on any of the properties, assets or operations of the Northeast Division, including without limitation, any of the Assets or the Locations.

         4.4 CONSENTS AND APPROVALS. Except for consents of landlords required under the Purchased Leases, no consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of any Seller in connection with the execution and delivery of this Agreement or the Seller Documents or the compliance or performance by any Seller with any of the provisions hereof or thereof, except compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act") and any governmental body that has issued any permit held by any Seller with respect to the Northeast Division.

         4.5 BROKERAGE FEES. No Seller is a party to, or in any way obligated, directly or indirectly, under, any contract or outstanding claim for the payment of any broker's, finder's or financial advisor's fee in connection with the origin, negotiation, execution or performance of this Agreement, excluding any amounts due and owing from Seller to Oppenheimer & Co., Inc., which amounts Seller agrees to pay as and when due.

         4.6 LITIGATION. Except as set forth on EXHIBIT 4.6, there is no material legal or equitable action, suit, arbitration, or proceeding before any court or governmental body pending, nor any order, decree, or judgment in progress in effect, nor to the knowledge of any Seller are any of the foregoing threatened, against or relating to any Seller in connection with the business of the Northeast Division, against or relating to any of the Assets or any of the Locations, or against or relating to the transactions contemplated by this Agreement. Without limiting the scope of the preceding sentence, any order, suit, arbitration, proceeding, order, decree or judgment shall be deemed material if it involves any existing or former franchisee in the Territory, any existing or former employee whose employment was primarily related to the Northeast Division or any Location, or any Environmental Law. Except as set forth on EXHIBIT 4.6, with respect to all or part of the Northeast Division or any of the Assets or any of the Locations, since January 1, 1996, (a) no citations, fines, or penalties have been asserted against any Seller under any Environmental Law or any federal, state or local law relating to occupational health and safety; (b) no citations, fines, or penalties have been asserted against any Seller under any federal, state or local law relating to the purchase, storage or sale of alcoholic beverages; and (c) no citations, fines, or penalties of a material nature have been asserted against any Seller under any other federal, state or local law.

         4.7 FINANCIAL STATEMENTS. Seller has delivered to Buyer certain unaudited financial information listed on EXHIBIT 4.7 relating to the business of the Northeast Division and the Locations (such financial information, together with any additional financial information to be provided by any Seller to Buyer as required by this Agreement, are herein collectively referred to as the "Financial Information"). Except as set forth on EXHIBIT 4.7 or disclosed to Buyer in writing at the time any additional Financial Information is provided to Buyer by Seller hereunder, all of the Financial Information (a) is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading when taken as a whole, (b) has been prepared in accordance with accounting principles consistently applied and maintained throughout the relevant periods, (c) fairly presents the financial position, assets and known and determinable liabilities of each Location at the dates indicated and the results of operations of the Locations for the periods indicated, and (d) except as specifically noted therein, does not reflect any material items of income not earned in the ordinary course of business of each Location. No material items of income or expense derived from or related to any Excluded Asset are reflected in the Financial Information (other than income derived by Seller for rebates, advertising allowances and similar payments, and expenses incurred by Seller, under any Excluded Contracts).

         4.8 ABSENCE OF CHANGES OR EVENTS. Since February 3, 1996, each Seller has conducted the business of the Northeast Division only in the ordinary course and has not, on behalf of, in connection with or relating to the business of the Northeast Division or the Assets or the Locations:

                  (a) mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction on any of the Northeast Division's property, business or assets, tangible or intangible other than Liens (as defined below) to be discharged as of Closing or Permitted Encumbrances (as defined below);

                  (b) except as set forth on EXHIBIT 4.8(b), sold, transferred, leased to others or otherwise disposed of any of Northeast Divisions's property, business or assets, tangible or intangible, except for inventory sold in the ordinary course of business, assets replaced in the ordinary course of business with equivalent or superior assets, dispositions in the ordinary course of business of assets of immaterial value or unnecessary for the continued operation of any Location consistent with the manner in which it was operated during any period reflected in the Financial Information, or canceled or compromised any material debt or claim, or waived or released any right of substantial value;

                  (c) except as set forth on EXHIBIT 4.8(C), received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a materially adverse effect on the assets or operations of the Northeast Division or any Location;

                  (d) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with its employees, agents, customers or suppliers;

                  (e) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark, trade name, invention or similar rights used in connection with the Northeast Business, or modified any existing rights with respect thereto;

                  (f) except as set forth on EXHIBIT 4.8(f), failed to replenish the Northeast Division's inventories and supplies in a normal and customary manner consistent with its prior practice, or made any material purchase commitment in excess of the normal, ordinary and usual requirements of its business, or made any material change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice or industry standards;

                  (g) except as set forth on EXHIBIT 4.8(g), instituted, settled or agreed to settle any material litigation, action or proceeding before any court or governmental body primarily relating to the operation of the Northeast Division or the Assets or any Location;

                  (h) suffered any change, event or condition which, individually or in the aggregate, has had or would have a materially adverse effect on the condition (financial or otherwise), properties, assets, or operations of the Northeast Division or any Location, including, without limitation, any materially adverse change in revenues or costs (except for those recognized by Buyer through its review of Financial Information through December 28, 1996), or any materially adverse change in relations with employees, agents, customers or suppliers; or

                  (i) entered into any agreement or made any commitment to take any of the types of action described in paragraphs (a) through (h) above.

         4.9 OPERATIONS OF THE NORTHEAST DIVISION. The business of the Northeast Division has been carried on only through the Northeast Division and not through any other divisions or any direct or indirect subsidiary or affiliate of any Seller. No part of the business of the Northeast Division is operated by Dairy Mart through any entity other than a Seller.

         4.10 TRANSACTIONS WITH CERTAIN PERSONS; THE ASSETS. Except as set forth on EXHIBIT 4.10, during the past three years, none of the Sellers has, in connection with its operation of the Northeast Division, directly or indirectly, purchased, leased from others or otherwise acquired any property or obtained any services from, or sold, leased to others or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of any Seller), in the ordinary course of business or otherwise, any Affiliate of Dairy Mart, nor has any Seller or any Affiliate of Dairy Mart provided any loan, furnished any service or sold or leased any property, assets or rights to any franchisee, landlord or tenant of any Location except as set forth in the Franchise Agreements (including franchisee receivables generated in the ordinary course of business), the Purchased Leases, the Tenant Leases and the FIN-OP Receivables and the Office Balances (as defined in Section 7.15 hereof). As used herein "Affiliate of Dairy Mart" shall mean (a) any person, firm or corporation beneficially owning 10% or more of the common stock of Dairy Mart (a "Major Stockholder"), (b) any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with Dairy Mart, or (c) any of the other Sellers or other division or subsidiary of any thereof. No Seller, in connection with its operation of the Northeast Division, owes any amount to, or has any contract with or commitment to, any Major Stockholder, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to any Seller in connection with its operation of the Northeast Division. The Assets and the Trademarks (as defined below), taken as a whole, constitute (a) all of the properties and assets relating to or used or held for use in connection with the Northeast Division other than the Excluded Assets and (b) all of the properties and assets the income and expenses of which are reflected in the Financial Information (except for inventory sold in the ordinary course of business, assets replaced in the ordinary course of business with equivalent or superior assets, and dispositions in the ordinary course of business of assets of immaterial value or unnecessary for the continued operation of any Location consistent with the manner in which it was operated during any period reflected in the Financial Information and except for income derived by Seller for rebates, advertising allowances and similar payments, and expenses incurred by Seller, under any excluded contracts).

         4.11 TAXES. No Seller is delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit, which delinquency has or, upon or as a result of the transfer of the Assets as contemplated by this Agreement, would result in the imposition of a Lien (as defined below) other than a Permitted Encumbrance (as defined below) on any of the Assets.

         4.12 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Except as set forth in EXHIBIT 4.12, each Seller has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees applicable to the business, properties or operations of the Northeast Division as presently conducted, the failure to comply with which has had or would have, either individually or in the aggregate, a material adverse effect on any of the Locations, the Assets or the operations of the Northeast Division. No Seller has received written notice of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to the Assets, the Locations or the operations of the Northeast Division and which would adversely affect in a material manner any of the Locations, the Assets, or the operations of the Northeast Division, either before or after the Closing, other than proposed laws, rules and regulations generally applicable to businesses in the Territory and convenience stores and gasoline stations of the type conducted by the Northeast Division.

         4.13 EMPLOYEE BENEFIT PLANS. EXHIBIT 4.13 sets forth a summary of each Employee Benefit Plan of Seller. None of the Assets are subject to any lien in favor of, or enforceable by, the Pension Benefit Guaranty Corporation, nor has there been any reportable event as defined in ERISA, or other event or condition, which presents a material risk of termination of any Employee
Benefit Plan by said Pension Benefit Guaranty Corporation. As used herein, the term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the term "Employee Benefit Plan" means each and every pension, retirement, profit-sharing, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, or any other employee benefit plan, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA, to which any Seller contributes or is a party or is bound or under which it may have liability and under which employees or former employees of the Northeast Division (or their beneficiaries) are eligible to participate or derive a benefit.

         4.14 EMPLOYEES. EXHIBIT 4.14 sets forth a correct and complete list of all Employees (including their current basis and rate of compensation, bonuses paid in the last two (2) fiscal years, salary review date and date of hire) and a numerical list by position of all individuals whose employment by any Seller related to the Northeast Division was terminated since February 3, 1996.

         4.15 INSURANCE. EXHIBIT 4.15 sets forth a complete and correct list and description of all of the policies of liability and property insurance carried by any Seller for the benefit of or in connection with the Assets or business of the Northeast Division.

         4.16 TITLE TO ASSETS. Each Seller has (a) good and marketable title in fee-simple to all Purchased Real Property indicated in EXHIBIT 1 as being owned by it; (b) good and marketable title to all leasehold interests indicated in
EXHIBIT 1 as being held by it; and (c) good title to all Inventory, all Tangible Personal Property, all Underground Storage Tanks listed or required to be listed in EXHIBIT 1.1(h), and all Intellectual Property, in each case free and clear of any mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever ("Liens"), except (i) as indicated in EXHIBIT 4.16, (ii) liens for current Property Taxes not yet due and payable, (iii) statutory liens of warehousemen, mechanics and materialmen and other like statutory liens which arose in the ordinary course of business and which will be discharged to the satisfaction of Buyer on or before Closing, and (iv) such other encumbrances and easements which do not, individually or in the aggregate, materially detract from the value or interfere with the present or proposed use of the properties affected thereby for the purposes for which they are currently used (the "Permitted Encumbrances"). No Seller has transferred any interest in the Franchise Agreements listed or required to be listed in EXHIBIT 1.1(c), the Transferable Permits, the Books and Records, or the Goodwill and all such assets and rights are free and clear from any Liens other then Permitted Encumbrances. Upon the Closing, Buyer shall receive all right, title and interest in and to the Assets free and clear from all Liens except Permitted Encumbrances described in clauses (ii) and (iv) above.

         4.17 CONDITION OF TANGIBLE PROPERTIES. Except as set forth on EXHIBIT 4.17, to the knowledge of any Seller, all buildings, structures and improvements on the Purchased Real Property are structurally sound and in good repair and all equipment, machinery, and mechanical systems and all air conditioning, heating, ventilation, plumbing, and electrical systems in the Purchased Real Property are in good operating condition, routine maintenance and ordinary wear and tear excepted, and the roofs and basements are free of leaks. Except as set forth on EXHIBIT 4.17, to the knowledge of any Seller, all Tangible Personal Property is in a good operating condition, routine maintenance and ordinary wear and tear excepted, is free from deferred maintenance and known defects (except such minor defects as do not interfere with the continued use thereof in the conduct of normal operations), and complies in all material respects with applicable federal, state and local laws. Notwithstanding any provision hereof to the contrary, the representations set forth in this Section 4.17 shall not survive the Closing. For purposes of this Section 4.17, the "knowledge of any Seller" shall mean the knowledge of any store supervisor, any person working in the construction and store maintenance department and any person to whom such persons report.

         4.18 PERMITS, LICENSES AND APPROVALS. EXHIBIT 4.18 contains a complete and correct list of all operating permits, tank registration permits, and other permits, licenses, grants, concessions, franchises, filings and other governmental authorizations and approvals, and all applications for and amendments to any of the foregoing, indicating whether or not the same are transferable to Buyer, which are necessary for the conduct of the business of the Northeast Division and which, if not obtained, the lack thereof would have, either individually or in the aggregate, a material adverse effect on any of the Locations, the Assets, or operations of the Northeast Division. All of the foregoing have been duly made or obtained and are in full force and effect, and except as noted in EXHIBIT 4.18, there are no proceedings pending or, to Seller's knowledge, threatened which may result in the revocation, cancellation or suspension, or any adverse modification, of any thereof. Copies of each of the foregoing shall be provided to Buyer by Dairy Mart upon Buyer's request.

         4.19 PURCHASED REAL PROPERTY. With respect to any of the Purchased Real Property:

                  (a) Except as set forth on EXHIBIT 4.19(a), there are no pending or, to the knowledge of Seller, threatened condemnation or eminent domain proceedings which would materially affect the Purchased Real Property or any part thereof.

                  (b) All required curb cut and street opening permits or licenses for vehicular access to and from any part of the Owned Real Property and, to the knowledge of Seller, from any part of the Leased Real Property to an adjoining public street have been obtained and paid for in full.

                  (c) All streets, roads and avenues abutting the Owned Real Property and, to the knowledge of Seller, the Leased Real Property required for vehicular access to the Locations are publicly dedicated. To the knowledge of Seller, all streets and alleys located within the perimeter of the Purchased Real Property are private and have not been dedicated to any public authority.

                  (d) All public utilities and the storm drainage facilities required for the operation of the Owned Real Property and, to the knowledge of Seller, the Leased Real Property, either enter the subject real property through adjoining public streets or if they pass through adjoining private land do so in accordance with valid public easements or private easements which will inure to the benefit of Buyer except, with respect to water supply, those Locations which are served by wells owned by a Seller.

                  (e) Except as set forth on EXHIBIT 4.19(e), there are no material agreements, consent orders, decrees, judgments, license or permit-conditions, or other written directives, issued to Seller by a municipal or other Federal, state or local governmental or quasi-governmental department or agency which require any change in the present condition or use of the Purchased Real Property.

                  (f) All material zoning, subdivision, use, building, housing, safety, fire and health approvals, and all material permits and licenses necessary to operate, occupy and use the Owned Real Property and, to the knowledge of Seller, the Leased Real

         Property as used by Seller have been issued and are in full force and effect, and Seller is in material compliance therewith. Seller has not taken any action or made any improvements which would require amending, modifying or supplementing the foregoing. Seller's use of the Owned Real Property and, to the knowledge of Seller, the Leased Real Property is not in material violation of applicable zoning and subdivision laws and regulations.

                  (g) There are no written outstanding requirements or written recommendations by a holder of a mortgage affecting the Owned Real Property or, to the knowledge of Seller, the Leased Real Property or by any insurance company which issued a policy with respect to the Owned Real Property or, to the knowledge of Seller, the Leased Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on the Owned Real Property or, to the knowledge of Seller, the Leased Real Property.

                  (h) There are no pending real estate tax protest proceedings affecting the Owned Real Property or, to the knowledge of Seller, the Leased Real Property, and there are no tax exemptions or abatements affecting the real estate taxes assessed against the Owned Real Property or, to the knowledge of Seller, the Leased Real Property or any special assessments thereof except as reflected in the Financial Information.

                  (i) Seller has not received written notice from the holder of any lien on the Purchased Real Property or any tenant of a Tenant
         Lease or landlord of a Purchased Lease, asserting that a default or breach exists or event has occurred which, with the giving of notice or passage of time or both, would constitute a default or breach thereunder, which default would have a material adverse effect on any of the Purchased Real Property or the assets situated thereon or the operations of the Northeast Division conducted thereat.

                  (j) Except as set forth on EXHIBIT 4.19(j), there are no material outstanding contracts made by Seller for the construction or repair of any improvements to any of the Purchased Real Property or other material contracts (other than those terminable at will by either party thereto) affecting any of the Purchased Real Property such as, for example, but not by way of limitation, maintenance and security agreements.

                  (k) All buildings, structures and improvements, including, but not limited to, any driveways, garages, and all means of access, are located completely within the boundary lines of the Owned Real Property and do not materially encroach upon or under the property of any other person or entity, and no building, structure or improvements of any kind belonging to any other person or entity other than Seller materially encroaches upon or under the Owned Real Property.

                  (l) The air rights over the Owned Real Property have not been leased, sold or otherwise transferred by Seller.

                  (m) There are no tenants, licensees or other third parties with claims or rights to possession, use or occupancy of all or any portion of the Owned Real Property, except for franchisees listed in
         EXHIBIT 1.1(c) and tenants listed in EXHIBIT 1.1(j).

                  (n) No Seller is a "foreign person" as defined in the Foreign Investment in Real Property Tax Act, 26 U.S.C. 1445(f)(3) ("FIRPTA"), each Seller agrees to execute an affidavit to that effect, including the Seller's federal tax identification numbers, prior to the Closing.

                  (o) Except as set forth on EXHIBIT 4.19(o), no material assessment for public improvements payable by Seller has been made against the Purchased Real Property which remains unpaid or which is not reflected in the Financial Information.

         4.20 LEASES AND CONTRACTS. Except as noted on the related exhibit, Dairy Mart has delivered to Buyer complete and correct copies with all amendments of all leases and other agreements with respect to the Purchased Leases listed or required to be listed in EXHIBIT 1.1(b), all Franchise Agreements listed or required to be listed in EXHIBIT 1.1(c), and all Tenant Leases listed or required to be listed in EXHIBIT 1.1(j) (collectively, the "Material Contracts"). Seller covenants and agrees to provide Buyer, as soon as practicable after the date of this Agreement but in any event not less than ten
(10) days prior to Closing, with a complete and correct copy of each lease and agreement noted on the related exhibit as not having been provided as of the date hereof. Prior to Closing, the related exhibit shall be amended to reflect such leases or agreements. With respect to the Material Contracts, except as set forth on EXHIBIT 4.20:

                  (a) Each of the Material Contracts is legal, valid, binding, enforceable (subject to applicable bankruptcy laws and other laws affecting the rights of creditors generally), and in full force and effect.

                  (b) There does not exist under any Material Contract any material breach or default or event or condition which, after notice or lapse of time or both, would constitute a material breach or default thereunder by any Seller or, to the best knowledge of Seller, by any other party thereto.

                  (c) Neither any Seller nor any other party to any of the Material Contracts has waived or repudiated any material provision thereof.

                  (d) There are no material disputes, oral agreements or forbearance programs in effect as to any of the Material Contracts.

                  (e) No amounts payable to Seller under any of the Material Contracts has been prepaid, other than rent received by Seller not more than one (1) month in advance.

                  (f) No Seller has made any deposit (other than security deposits normal and customary in amount) in connection with any Material Contract nor received any allowances or other up-front payments (other than fees paid by franchisees at the inception of their Franchise Agreement) in connection with any Material Contract.

Notwithstanding the foregoing, with respect to Tenant Leases, the representations set forth in Section 4.20(b), (c), (d), (e) and (f) above are limited to Seller's knowledge, and EXHIBIT 4.20 sets forth a schedule of the date and amounts of the most recent rental payments received by Seller thereunder.

         4.21 EXCLUDED CONTRACTS. EXHIBIT 4.21 contains a complete and correct list of all agreements, leases, contracts, obligations and commitments (other than the Material Contracts listed in EXHIBITS 1.1(b), 1.1(c), and 1.1(j)) of the following types, other than oral agreements terminable at will by either party, (i) to which any Seller is a party or by which any Seller is bound and which primarily relate to the Northeast Division or the Assets or (ii) by which any of the Assets are bound (collectively, the "Excluded Contracts"):

                  (a) employment, consulting and agency agreements (other than employment arrangements terminable at will without liability on the part of the employer or upon payment of no more than applicable statutory or regulatory severance or termination benefits);

                  (b)  collective bargaining agreements;

                  (c) sales agency, manufacturer's representative, distributorship or marketing agreements or vendor contracts;

                  (d) agreements, orders or commitments for the purchase of raw materials, supplies or finished products, entered into outside the ordinary course of business and, on an individual basis involving payments or receipts in excess of Five Thousand Dollars ($5,000.00);

                  (e) licenses to or from others of any intellectual property, trade secrets, and know-how and licenses of computer software;

                  (f) partnership, joint venture or other arrangements or agreements involving a sharing of profits or expenses;

                  (g) contracts or commitments to sell, lease or otherwise dispose of any Assets other than in the ordinary course of business;

                  (h) contracts or commitments to lease any property, tangible or intangible, for use at any of the Locations;

                  (i) contracts or commitments, including royalty agreements, with any employee of any Seller;

                  (j) any other agreements, contracts and commitments material to any Location or the Northeast Division.

Dairy Mart has delivered to Buyer complete and correct copies of all written Excluded Contracts (other than those subject to confidentiality provisions), together with all amendments thereto, and accurate descriptions of all oral Excluded Contracts, listed on EXHIBIT 4.21 or required to be listed thereon.

         4.22 IDENTIFICATION OF ASSETS. EXHIBITS 1 and 1.1(b) contain a complete and correct list of all real property (together with the buildings and improvements thereon) and leaseholds and other interests therein with respect to which any Seller has any right, title or interest and which are primarily related to or used or held for use in connection with the Northeast Division (other than Excluded Assets). Except for the Excluded Contracts, the StoreMaster Software, the Books and Records and the Trademarks, all of the material properties and assets that produced the items of income and expense reflected in the cash flows set forth in the Financial Information with respect to the Locations are situated at the Locations, except for inventory sold in the ordinary course of business, assets replaced in the ordinary course of business with equivalent or superior assets, dispositions in the ordinary course of business of assets of immaterial value or unnecessary for the continued operation of any Location consistent with the manner in which it was operated during any period reflected in the Financial Information. There is no material consignment inventory at any Location.

         4.23 TRADEMARKS. The DM Mark and the trademarks and tradenames listed in EXHIBIT 4.23 (the "Trademarks") constitute all of the trademarks and tradenames utilized by Seller specifically in connection with the Northeast Division, except for the trademark "Special Occasion." Seller is the owner of the Trademarks, all of the registrations of the Trademarks are listed in
EXHIBIT 4.23, and all such registrations are valid and in good standing. Except as noted on EXHIBIT 4.23, to the best of Seller's knowledge, none of the Trademarks infringe on the trademarks of any other person, nor is there any pending claim of such infringement.

V.       REPRESENTATIONS AND WARRANTIES OF BUYER
         ---------------------------------------

           Buyer represents and warrants to each Seller as follows:

         5.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, has the corporate power and authority to own its property and to carry on its business as now conducted and to enter into and to carry out the terms and conditions of this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Buyer in connection with the consummation of the transactions contemplated by this Agreement (all such other agreements, documents, instruments and certificates required to be executed by Buyer being hereinafter referred to, collectively, as the "Buyer Documents") and to perform fully its obligations hereunder and thereunder.

         5.2 DUE AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS. The execution, delivery and performance by Buyer of this Agreement and each Buyer Document has been duly authorized and approved by all necessary action on the part of Buyer. This Agreement has been, and the Buyer Documents will be at or prior to the Closing, duly executed and delivered by Buyer and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the Buyer Documents when so executed and delivered will constitute, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. None of the execution and delivery by Buyer of this Agreement and the Buyer Documents, or the consummation of the transactions contemplated hereby or thereby, or compliance by Buyer with any of the provisions hereof or thereof, will (i) conflict with, or result in the breach of, any provision of the certificate or incorporation or by-laws of Buyer, (ii) conflict with, violate, result in the breach or termination of, or constitute a default under, any agreement to which Buyer is a party or by which it or any of its properties or assets is bound or subject or (iii) constitute a violation of any law applicable to Buyer.

         5.3 CONSENTS AND APPROVALS. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of Buyer in connection with the execution and delivery of this Agreement or the Buyer Documents or the compliance by Buyer with any of the provisions hereof or thereof, except as such qualification as may be required under applicable law in order for Buyer to be the franchisor under the Franchise Agreements and except compliance with the HSR Act.

         5.4 BROKERAGE FEES. Buyer is not a party to, or in any way obligated, directly or indirectly, under, nor has any knowledge of, any contract or outstanding claim for the payment of any broker's, finder's or financial advisor's fee in connection with the origin, negotiation, execution or performance of this Agreement; excluding any amounts due and owing to Riparian Partners, Ltd., which amounts Buyer agrees to pay as and when due.

         5.5 LITIGATION. There is no legal proceeding pending or, to the knowledge of the Buyer, threatened against the Buyer that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement or that questions the validity of this Agreement, the Buyer Documents or any action taken or to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby or thereby.

         5.6 FINANCING COMMITMENTS. Buyer has delivered to Dairy Mart complete and correct copies of all financing commitments, and all amendments thereto, obtained by Buyer with respect to the transactions contemplated by this Agreement (the "Financing Commitments").

VI.      ENVIRONMENTAL PROVISIONS
         ------------------------

         6.1 DEFINITIONS. For purposes of this Agreement, the terms described below shall have the following meanings:

                  (a) "Damages" means all liabilities, obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, and penalties, whether asserted or imposed by any person, firm, corporation or governmental authority, (i) arising under Environmental Laws as a result of ownership, leasing or operation of the Northeast Business or any properties, owned, leased or operated by any Seller prior to the Closing Date, (ii) arising from any Environmental Condition or lack of Environmental Compliance at any Location (which, for purposes of this Article VI, means each parcel of Purchased Real Property comprising such Location) existing prior to Closing Date, or
         (iii) arising in connection with or caused by the performance of the Environmental Site Assessments (as defined below) or the performance on behalf of Seller of any Corrective Actions (as defined below).

                  (b) "Environmental Conditions" means (i) any Release on, under or emanating from any Location, whether originating on-site or off-site, or (ii) any activity, inactivity or operations occurring on or off of any Location that could require Remediation or investigatory efforts.

                  (c) "Environmental Compliance" means compliance with any and all Environmental Laws or Environmental Permits applicable to any Location or operations or equipment used in connection with any Location, including, but not limited to, (i) those establishing requirements for any Environmental Permits for any Location and the operations conducted thereat, (ii) those imposing standards for the design, construction, operation, vapor recovery, and tightness of underground storage tanks, lines and related systems and other petroleum dispensing equipment, and (iii) those imposing requirements concerning permits, approvals, filings, bonds and other matters related to Remediation of Environmental Conditions and achieving Environmental Compliance.

                  (d) "Environmental Laws" means any and all Federal, state or local laws (including common law), rules, orders, regulations, statutes, ordinances, codes, guidelines properly enforced by governmental authorities, administrative orders, or requirements of any governmental authority regulating or imposing standards of liability, standards of conduct or standards of remediation with respect to protection of public health or environmental media (including without limitation soil, surface water, ground water, stream sediments or air), including but not limited to, the Resource Conservation and Recovery Act ("RCRA"), the Toxic Substances Control Act ("TSCA"), the Occupational Safety and Health Act of 1970, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Hazardous Materials Transportation Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Clean Water Act, the Safe Drinking Water Act, the Clean Air Act, and applicable state analogues, all as in effect on the date hereof and as amended prior to Remediation Completion.

                  (e) "Environmental Permits" means any and all permits, approvals, licenses, registrations, certificates, plans, contingency plans, spill prevention control and countermeasure plans, consent agreements, consent orders, stipulations, and authorizations which are required by or issued pursuant to Environmental Laws.

                  (f) "Hazardous Materials" means any materials regulated as hazardous or toxic under applicable Environmental Laws, including without limitation petroleum, petroleum products, fuel oil, derivatives of petroleum products or fuel oil, medical waste, biomedical waste, or infectious materials.

                  (g) "Release" means any release, spill, leak, emission, discharge, deposit, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposing, dumping or migration of Hazardous Materials into any indoor or outdoor environmental media (including without limitation soil, surface waters, ground waters, stream sediments and air), including the movement of Hazardous Materials through or in any environmental media either on-site or off-site. Release includes without limitation the abandonment of barrels, containers or other closed receptacles containing Hazardous Materials.

                  (h) "Remediation" means all actions necessary to ensure that Environmental Conditions at any Location comply with Environmental Laws, including without limitation, all actions to: (i) mitigate, clean up, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment on-site of the Location or off-site of the Location if emanating from the Location as required under applicable Environmental Laws; (ii) control the Release of Hazardous Materials as required under applicable Environmental Laws so that they do not migrate, endanger or threaten to endanger public health or welfare of the indoor or outdoor environment on-site of the Location or off-site of the Location if emanating from the Location; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care or other assessments or monitoring as required under applicable Environmental Laws; or (iv) respond to any government requests for information or documents in any way relating to mitigation, cleanup, removal, treatment or remediation or potential mitigation, cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment pursuant to Environmental Laws.

                  (j) "Remediation Costs" are all fees, disbursements, costs and expenses (including reasonable attorneys' fees and environmental consulting fees) necessary or required to achieve Environmental Compliance or to complete Remediation in accordance with Environmental Laws.

         6.2 REPRESENTATIONS AND WARRANTIES OF SELLER. In addition to any other representations and warranties made in this Agreement, each Seller hereby represents and warrants to Buyer as follows:

                  (a) To the knowledge of Seller, all Environmental Permits necessary for the ownership and operation of any Location or for which Seller has made formal application are listed on EXHIBIT 4.18, and a copy of each such Environmental Permit has been delivered by Seller to Buyer. To the knowledge of Seller, each such Environmental Permit is in full force and effect for the benefit of Seller and the Location.

                  (b) Except as set forth on EXHIBIT 6.2(b), Seller has not received any summons, citation, directive, order, claim, litigation, judgment, letter or any other written communication from the United States Environmental Protection Agency or any other Federal, state or local agency or authority with jurisdiction to enforce Environmental Laws, or any person, firm or corporation, (i) concerning any actual or alleged intentional or unintentional act or omission or any condition which constitutes or is alleged to constitute a lack of Environmental Compliance or which has or is alleged to have resulted in the Release of any Hazardous Material into any environmental media (including soil, surface water, groundwater, stream sediments or air); (ii) asserting or imposing any lien pursuant to any Environmental Laws; or
         (iii) seeking information pursuant to Environmental Laws related to Environmental Conditions or Environmental Compliance or asserting any claim for Damages (collectively, "Environmental Notices").

                  (c) To the knowledge of Seller, no Location is listed on the National Priorities List or on the CERCLIS under CERCLA, or on any inventory of hazardous waste sites maintained by any state in which any Location is situated.

                  (d) From and after the date hereof through Remediation Completion, Seller shall provide Buyer and any Environmental Consultant or Remediation Consultant with copies of (i) all Environmental Notices received by Seller, (ii) results of all tightness and precision tests of underground storage tanks, lines and related systems at the Locations, (iii) all written documents, reports and other information (including any reports prepared by environmental consultants engaged by Seller) in the possession of Seller or its agents or known and reasonably available to Seller with respect to Environmental Conditions and Environmental Compliance, which documents, reports and information are material and relevant to the operation of the Northeast Division or any Location, and (iv) all information required under the Access Agreement (as defined below).

                  (e) Exhibit 1.1(h) sets forth a listing of all Underground Storage Tanks situated on any Location identifying, with respect to each such Tank, the product dispensed, capacity, installation date, tank material, spill and overfill protection, pump type, pipe material, and active or inactive status.

         6.3      ENVIRONMENTAL SITE ASSESSMENTS AND TANK SYSTEMS.

                  (a) Promptly following the execution of this Agreement, Seller and Buyer shall jointly engage Groundwater Technology, Inc. (or such other independent, qualified and properly licensed environmental consulting firm as Seller and Buyer shall jointly select) (the "Environmental Consultant") to conduct environmental site assessments of Environmental Conditions and Environmental Compliance at each Location (the "Environmental Site Assessments") and prepare environmental reports (the "Environmental Reports") describing inter alia the results of the Environmental Site Assessments with respect to each Location as described below. The Environmental Site Assessments shall be conducted and the Environmental Reports shall be prepared in accordance with the requirements of EXHIBIT 6.3 (the "Environmental Protocol"). Seller shall be responsible for all costs and expenses related to the Environmental Site Assessments and the preparation of the Environmental Reports, and Buyer shall reimburse Seller for one-half (1/2) of such costs and expenses at Closing or on the termination of this Agreement. Seller and Buyer shall have equal access to all information developed by the Environmental Consultant and shall each receive five (5) copies of all Environmental Reports.

                  (b) Without limiting the meaning of Environmental Compliance, as part of the Environmental Site Assessments, the Environmental Consultant shall perform tests on each underground petroleum product storage tank, line and related system currently in use at each Location to identify whether a defect exists in a tank, line or other component of the system. The test procedure shall be pursuant to applicable Environmental Laws and mutually agreed to by the parties, and shall include, without limitation, tank and line precision testing and testing for compliance with Stage I and Stage II vapor recovery to the extent that Stage I and/or Stage II vapor recovery is required for that Location by applicable Environmental Laws. In the event a tank, line or related component does not initially test tight or meet applicable vapor recovery standards, at Seller's option a retest may be made or the tank, line or other related component may be uncovered to examine auxiliary tank openings, fittings, fill pipes, vent pipes and other accessories. If there are any defects in openings, fittings, fill pipes, vent pipes or accessories such defects shall be corrected by Seller. After the defects in openings, fittings, fill pipes, vent pipes and accessories have been corrected, the tank, line or related component shall be retested. In the event a tank, line or related component does not test or retest tight or meet applicable vapor recovery standards, and the defect is determined to be in the tank, line or related component itself and not in such openings, fittings, fill pipes, vent pipes or accessories, then the cost of labor and materials associated with the repair or replacement of individual underground storage tanks, lines or related components that fail testing shall be assumed by Seller. All replacements will be of like-kind tankage, lines and components as permitted under applicable Environmental Laws; provided, however, that Buyer may contribute the additional cost to bring any such replacements up to 1998 Standards
         (as defined below). Seller's obligations under this Section 6.3(b) shall constitute actions for which Seller is responsible to achieve Environmental Compliance.

         6.4 ENVIRONMENTAL REPORTS. The Environmental Report for any Location shall set forth the Environmental Consultant's (a) conclusions concerning whether there exists at such Location any Environmental Conditions or lack of Environmental Compliance; (b) recommendations of Corrective Actions with respect to such Location; and (c) estimate of the Remediation Costs of performing all recommended Corrective Actions (the "Estimated Costs"). Subject to Section 6.3(b) hereof, as used herein, "Corrective Actions" shall mean, for any Location, (i) all Remediation required at such Location with respect to Environmental Conditions for which Seller is responsible in accordance with
Section 6.6 hereof, and (ii) all actions necessary to achieve Environmental Compliance at such Location with respect to any lack of Environmental Compliance for which Seller is responsible in accordance with Section 6.6 hereof.

         6.5 SIGNIFICANT OR DISRUPTIVE CORRECTIVE ACTIONS. If the Estimated Costs for recommended Corrective Actions at a Location as set forth in the Environmental Report for such Location exceed the sum of Four Hundred Thousand Dollars ($400,000.00), Seller or Buyer may, in its respective discretion, elect to delete the Location and related equipment, Inventory, licenses and permits involved from this purchase and sale and to reduce the Purchase Price by an amount determined in accordance with Section 7.5 hereof. In addition, if in the reasonable judgment of Buyer, any recommended Corrective Actions at a Location identified in an Environmental Report would materially interfere with operation of the Location for normal business purposes and Seller is unwilling to make an appropriate adjustment in the Purchase Price to compensate Buyer for such interference, Buyer may in its sole discretion elect to delete the Location and related equipment, Inventory, licenses and permits involved from this purchase and sale and to reduce the Purchase Price by an amount determined in accordance with Section 7.5 hereof. Finally, if following Closing and prior to

Remediation Completion at any Location, a change in applicable Environmental Law would cause the sum of Remediation Costs actually expended for Corrective Actions at the Location plus the amount of Remediation Costs for Corrective Actions remaining at such Location as reasonably estimated by the Remediation Consultant to exceed the sum of Four Hundred Thousand Dollars ($400,000.00), Seller may in its respective discretion elect to repurchase the Location and related equipment, Inventory, licenses and permits involved from this purchase and sale upon payment to Buyer of an amount determined for such Location in accordance with Section 7.5 hereof plus the value of Inventory determined in accordance with the valuation procedure set forth on EXHIBIT 2.2.

         6.6 RESPONSIBILITY FOR ENVIRONMENTAL CONDITIONS AND ENVIRONMENTAL COMPLIANCE FAILURES. Seller shall be responsible for all Environmental Conditions at any Location identified in the Environmental Report for the Location, shall be responsible to achieve Environmental Compliance at any Location with respect to matters identified in the Environmental Report for the Location, and shall be responsible for all Environmental Conditions and Environmental Compliance arising in connection with or caused by the performance of the Environmental Site Assessment or the performance on behalf of Seller of any Corrective Actions. In addition, without limiting the scope of the immediately preceding sentence, if deemed responsible in accordance with the standard set forth below, Seller shall be responsible for the following Environmental Conditions at any Location:

                  (a) With respect to any Location (i) that meets as of Closing the standards for underground storage tank, line and system design, construction and integrity established under Environmental Laws, compliance with which is required by December 22, 1998 (the "1998 Standards") and (ii) for which the related Environmental Report identifies Environmental Conditions requiring Remediation, any Environmental Conditions on-site or off-site the Location that are discovered within three (3) months after implementation at such Location of a remediation plan meeting the requirements of Section 6.7(y); and

                  (b) With respect to any Location (i) that fails to meet 1998 Standards as of Closing and (ii) for which the related Environmental Report does not identify Environmental Conditions requiring Remediation, any Environmental Conditions on-site or off-site the Location that are discovered prior to December 31, 1998 while taking invasive actions to meet the 1998 Standards, including Remediation of Hazardous Materials uncovered in the course of such actions; and

                  (c) With respect to any Location (i) that fails to meet 1998 Standards as of Closing and (ii) for which the related Environmental Report identifies Environmental Conditions requiring Remediation, any Environmental Conditions on-site or off-site the Location that are discovered while taking actions to meet the 1998 Standards, including Remediation of Hazardous Materials uncovered in the course of such actions, or that are discovered within three (3) months after implementation at such Location of a remediation plan meeting the requirements of Section 6.7(y); and

                  (d) With respect to any Location (i) that meets the 1998 Standards as of Closing and (ii) for which the related Environmental Report does not identify any Environmental Conditions requiring Remediation, Seller shall bear no additional responsibility for any Environmental Conditions discovered following Closing.

With respect to Environmental Conditions set forth in subparagraphs (a) through
(c) above, Seller shall be deemed responsible for any such Environmental Conditions if Seller acknowledges responsibility or if the Remediation Consultant (as defined below) reasonably concludes, based on all relevant information, that such Environmental Condition existed as of Closing. In making such determination, inconclusive information shall be resolved in favor of Seller and shall render Buyer responsible. Any Environmental Condition for which Buyer is responsible shall be treated as a New Spill (as defined below). Seller shall acknowledge to any governmental authority having a jurisdiction over the Location and to any other person, firm or corporation interested therein that Seller is the responsible party for any Environmental Conditions or lack of Environmental Compliance for which Seller is responsible in accordance with this Section 6.6 and will make all reports, filings and notices required by law regarding any Corrective Actions regarding the same at each Location, and Buyer shall be responsible for and make all reports, filings and notices regarding all other Environmental Conditions and lack of Environmental Compliance at any Location. Seller and Buyer shall cooperate with one another in providing information necessary to complete any such reports, filings and notices.

         6.7 COMPLETION OF CORRECTIVE ACTIONS. Promptly following the Closing, Seller shall cause an independent, qualified, licensed environmental consultant (which may but need not be the Environmental Consultant) selected jointly by Seller and Buyer (the "Remediation Consultant") to undertake and complete, at Seller's expense, all Corrective Actions at each Location in accordance with the requirements of applicable law. Seller shall remain obligated for all Corrective Actions at any Location until such time as the Corrective Actions have been completed in accordance with applicable Environmental Laws and the standards of the environmental regulatory body having jurisdiction over the Corrective Actions, as evidenced by (a) the written concurrence of such regulatory body that no further Corrective Actions are required at such Location or (b) a written report from the Remediation Consultant addressed to Buyer and Seller that Environmental Compliance has been achieved at such Location and that all Environmental Conditions at such Location have been remediated in accordance with applicable Environmental Law and the remediation plan approved in accordance with the requirements of Section 6.7(y), which report is approved by an environmental consultant selected by Buyer at Buyer's expense, which approval shall not be unreasonably withheld or delayed ("Remediation Completion"). Seller shall cause the Remediation Consultant to complete the Corrective Actions at each Location as expeditiously as reasonably practicable. Seller shall be responsible for all audits and reviews of any of Corrective Actions performed by any regulatory body having jurisdiction over the Location and the Corrective Actions within thirty (30) months of Remediation Completion with respect to the Location and shall complete any further Corrective Actions that may be required by such regulatory body in connection with such audit or review. Upon the expiration of the thirty (30) month period, Buyer shall assume responsibility for any audits or review. Prior to commencement of any Corrective Actions at a Location, Seller shall provide Buyer (y) with a remediation plan prepared by the Remediation Consultant, which plan and any amendment thereto or modification thereof (i) shall be prepared to accomplish the Corrective Actions as soon as practicable but with a view to reasonably completing all such Remediation within five (5) years following the Closing taking into account the relative significance of the Corrective Actions required at each Location, (ii) shall meet the requirements of each environmental regulatory body having jurisdiction over the Corrective Actions, (iii) shall be developed and implemented to minimize the scope and duration of any disruption to the business of Buyer conducted at the Location, and (iv) shall be subject to approval by Buyer and Buyer's environmental consultant, which approval shall not be unreasonably withheld or delayed, and (z) with an Access Agreement, signed by the Remediation Consultant, substantially in the form attached hereto as EXHIBIT
6.7 (the "Access Agreement"). Buyer shall not be required to agree to any permanent activity use limitation or other permanent restriction in connection with the Corrective Actions. The Remediation Consultant shall provide Buyer with copies of all notices, documents and filings made with respect to any Location and the Corrective Actions and with such other information, at Buyer's expense, as Buyer may from time to time reasonably request with respect to the Corrective Actions.

         6.8      COSTS OF CORRECTIVE ACTIONS.

                  (a) Seller shall timely pay all Remediation Costs with respect to Corrective Actions, shall keep the Locations and other property of Buyer free from any Liens asserted by the Remediation Consultant and any person, firm or corporation performing Corrective Actions at the direction of the Remediation Consultant, and shall provide Buyer upon request with lien waivers from each of the foregoing. The Remediation Consultant shall provide Buyer with copies of all invoices submitted to Seller for Corrective Actions, and Seller shall provide Buyer with copies of all payments made by Seller with respect to such invoices. Seller shall provide Buyer with a true and correct copy of all contracts between Seller and the Remediation Consultant with respect to Corrective Actions, and all such contracts shall be collaterally assigned by Seller to Buyer by a Collateral Assignment of Contract substantially in the form attached hereto as
         EXHIBIT 6.8(a)-1 (the "Contract Assignment"). As additional security to Buyer for the performance by Seller of its obligations with respect to Corrective Actions and the costs to be incurred by Buyer in the event that Seller fails to perform such obligations, Seller shall establish at Closing a fund (the "Environmental Escrow Fund") to be held in escrow for the benefit of Buyer pursuant to the terms of the Environmental Escrow Agreement. Seller shall pay or deliver to the Environmental Escrow Agent at Closing and from time to time thereafter money or a Letter of Credit in such amounts, form and substance as shall then meet the requirements of this Section 6.8. In addition, Seller shall grant Buyer a perfected first security interest in the Environmental Escrow Fund and in all amounts to which Seller would be entitled to reimbursement from any state underground storage tank or comparable fund on account of any Corrective Actions at any Location undertaken after the Closing, which security interest and related rights and remedies shall be set forth in the Environmental Escrow Agreement and in a Security Agreement substantially in the form attached hereto as EXHIBIT 6.8(a)-2 (the "Security Agreement"), and shall be exercisable upon a Seller's Default (as defined below). The Environmental Escrow Agent shall invest and disburse the money contributed to the Environmental Escrow Fund and the proceeds of any Letter of Credit received by the Environmental Escrow Agent and held in the Environmental Escrow Fund in accordance with the Environmental Escrow Agreement. All interest or other income earned in connection with investments of the Environmental Escrow Fund shall be added to the Environmental Escrow Fund. Seller shall pay the reasonable costs and expenses of the Environmental Escrow Agent and the costs of obtaining any Letter of Credit.

                  (b) At Closing and every six (6) months thereafter until Remediation Completion at all Locations (each a "Contribution Date"), Seller shall contribute to the Environmental Escrow Fund an amount equal to the following (the "Required Contribution"):

                           (i) if no Remediation Default or Seller Default (as defined below) has occurred, (x) fifty percent (50%) of the Remediation Costs for Corrective Actions estimated by the Environmental Consultant or the Remediation Consultant, as the case may be, to be undertaken within the twelve (12) month period immediately succeeding the Contribution Date, as provided to the Environmental Escrow Agent, less (y) the balance of money then remaining in the Environmental Escrow Fund; or

                           (ii) if a Remediation Default or Seller Default has occurred, as certified to the Environmental Escrow Agent by Buyer, (y) all Remediation Costs for Correction Actions estimated by the Remediation Consultant to be undertaken within the twelve (12) month period immediately succeeding the Contribution Date, as provided to the Environmental Escrow Agent, less (y) the balance of money then remaining in the Environmental Escrow Fund.

         In lieu of contributing money to the Environmental Escrow Fund, at the election of Seller so long as no Seller Default has occurred, Seller may deliver to the Environmental Escrow Agent an irrevocable letter of credit ("Letter of Credit") in the amount of the Required Contribution issued by a Eligible Bank (as defined below), payable upon drafts issued by the Environmental Escrow Agent and otherwise in form and substance reasonably acceptable to Buyer and the Environmental Escrow Agent. Each Letter of Credit shall expire not earlier than seven (7) days after the Contribution

         Date next succeeding the Contribution Date with respect to which it is delivered to the Environmental Escrow Agent and shall be returned to Seller as of such next succeeding Contribution Date upon the contribution by Seller to the Environmental Escrow Fund of money or a new Letter of Credit in the amount of the Required Contribution as of such next succeeding Contribution Date. As used herein, "Eligible Bank" shall mean (i) Bank of Boston Connecticut or such other successor bank as may, from time to time, become Seller's principal bank of account so long as any such successor bank has unrestricted capital and surplus in excess of One Billion Dollars ($1,000,000,000.00), or (ii) a commercial bank reasonably acceptable to Buyer.

                  (c) The Remediation Consultant shall provide Seller, Buyer and Environmental Escrow Agent with reports at least thirty (30) days prior to each Contribution Date setting forth the status of all Corrective Actions, the Remediation Costs reasonably estimated by the Remediation Consultant to complete all Corrective Actions, and the Remediation Costs reasonably estimated by the Remediation Consultant to be expended for Corrective Actions to be undertaken within the twelve (12) month period immediately succeeding such Contribution Date. In the event that the Remediation Consultant shall fail to provide an estimate sufficient to establish the amount of any Required Contribution at least thirty (30) days prior to the applicable Contribution Date, the amount of the Required Contribution for such Contribution Date shall be based on the last estimate provided by either the Environmental Consultant or the Remediation Consultant, as the case may be, as required by this Agreement.

                  (d) To the extent the balance of money remaining in the Environmental Escrow Fund as of any Contribution Date exceeds the Required Contribution as of such Contribution Date (an "Excess Amount"), if no Seller Default has occurred, the Excess Amount shall be distributed by the Environmental Escrow Agent to Seller from the Environmental Escrow Fund on the day following such Contribution Date. If a Seller Default has occurred under Section 6.8(f)(i), (ii), or
         (iii) below, the Excess Amount existing as of a Contribution Date shall be distributed by the Environmental Escrow Agent to Seller on the day following the next succeeding Contribution Date (i.e., six months and one day after the determination that an Excess Amount exists) but only to the extent that an Excess Amount exists as of such next succeeding Contribution Date. If a Seller Default has occurred under Section 6.8(f)(iv) or (v) below, the Excess Amount existing as of a Contribution Date shall be distributed by the Environmental Escrow Agent to Seller on the day following the next succeeding Contribution Date but only to the extent that (i) an Excess Amount exists as of such next succeeding Contribution Date and (ii)(x) the balance in the Environmental Escrow Fund plus (y) existing and, to the extent reasonably likely to be recoverable, future amounts payable by any state underground storage tank or comparable fund on account of any Corrective Actions for which Seller is entitled to reimbursement and which are secured by the Security Agreement, net of all reasonable costs of recovery, exceed (z) the Remediation

         Costs for all Corrective Actions estimated by the Remediation Consultant to be undertaken to achieve Remediation Completion at the Locations.

                  (e) The occurrence of any one or more of the following events shall constitute a "Remediation Default" hereunder:

                           (i) Seller shall fail to perform any material covenant or satisfy any material condition under the Security Agreement, and such failure shall continue for a period of thirty (30) days after written notice of such failure is given by Buyer to Seller; or

                           (ii) If, in accordance with the procedures set forth in this Section 6.8(e), a determination is made by the Dispute Panel (as defined below) or pursuant to arbitration in accordance with this Agreement that Seller has failed without Reasonable Excuse to carry out Corrective Actions at any Location as required by this Agreement.

         As used herein, "Reasonable Excuse" shall mean (i) any event beyond the reasonable control of Seller, including any act of God, war, civil disturbance, governmental orders or delays in receipt of required governmental approvals or (ii) withdrawal by Buyer of Seller and Remediation Consultant's right of access to the applicable Location pursuant to the Access Agreement other than a withdrawal caused by a breach of the Access Agreement by Seller or Remediation Consultant or their representatives. If, at any time or from time to time, Seller fails without Reasonable Excuse to carry out Corrective Actions at any Location as required by this Agreement and such failure shall continue for a period of thirty (30) days after written notice of such failure is given by Buyer to Seller, Buyer may provide Seller with written demand that a Dispute Panel be chosen (a "Dispute Notice") or may make demand for arbitration under this Agreement. The Dispute Panel shall consist of three independent, qualified, licensed environmental consultants, one selected by Buyer in the Dispute Notice ("Buyer's Consultant"), one selected by Seller within ten (10) days of receipt of the Dispute Notice ("Seller's Consultant"), and one selected jointly by Buyer's Consultant and Seller's Consultant within ten (10) days of the selection of Seller' Consultant. The Dispute Panel shall review the status of Corrective Actions and any remediation plan meeting the requirements of Section 6.7(y) hereof and make a determination, based on majority vote, whether Seller has failed without Reasonable Excuse to carry out Corrective Actions at such Location as required by this Agreement. If the Dispute Panel decides that Seller has so failed, then, in such event, a Remediation Default shall be deemed to have occurred under this Agreement. If the Dispute Panel fails to render a decision within thirty (30) days of the receipt by Seller of a Dispute Notice, Buyer may, notwithstanding the giving of such Dispute Notice, make demand for arbitration in accordance with this Agreement. In such event, the arbitration panel shall decide whether Seller has failed without reasonable excuse to carry out Corrective Actions at such Location as required by this Agreement. If the decision of the arbitrators is that Seller has so failed, then, in such event, a Remediation Default shall be deemed to have occurred under this Agreement.

                  (f) The occurrence of any one or more of the following events shall constitute a "Seller Default" hereunder:

                           (i) Seller shall fail to pay on or before the due date thereof and such failure shall continue for a period of fifteen (15) days after written notice of such failure is given by Buyer to Seller: (1) any invoice or invoices (other than those contested by Seller in good faith) aggregating Five Thousand Dollars ($5,000.00) or more for Remediation Costs for Corrective Actions, whether performed at the direction of Seller or performed at the direction of Buyer following a Remediation Default, or (2) any costs and expenses arising out of the appointment and decision of the Dispute Panel and any arbitration proceeding in which a Remediation Default is found to exist and all costs and expenses (including reasonable attorneys' fees) incurred by Buyer in connection with any such appointment, decision or proceeding; or

                           (ii) Any person, firm or corporation shall record a notice of intention to claim a lien under any applicable mechanics' lien law against, or any Lien shall be imposed on, any Location or other property of Buyer in connection with the performance of Corrective Actions and the same shall not be bonded against or removed within thirty (30) days after written notice of the existence thereof is given by Buyer to Seller; or

                           (iii) Seller shall fail to contribute to the
                  Environmental Escrow Fund money or a new Letter of Credit in the amount of the Required Contribution as of any Contribution Date; or

                           (iv) The entry of an order for relief against Seller within the meaning of the United States Bankruptcy Code or other applicable insolvency statute; or

                           (v) The appointment of a receiver of any part of the property of Seller, or an assignment for the benefit of creditors by Seller, or the filing of a petition in bankruptcy or the commencement of any proceedings by or against Seller under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, except for an involuntary proceeding commenced against Seller which is dismissed within sixty (60) days after the commencement thereof without the entry of an order for relief or the appointment of a receiver or trustee.

                  (g) The Environmental Escrow Agent shall draw on any Letter of Credit in the Environmental Escrow Fund:

                           (i) on the day following any Contribution Date if, as of such Contribution Date, Seller has failed to contribute to the Environmental Escrow Fund money or a new Letter of Credit in the amount of the Required Contribution as of such Contribution Date;

                           (ii)  ten (10) days following receipt by
                  Environmental Escrow Agent of a certificate from Buyer that a Remediation Default has occurred unless, prior to the making of such draw by the Environmental Escrow Agent, Seller shall have contributed additional money or an additional Letter of Credit to the Environmental Escrow Fund so that the Environmental Escrow Fund has the amount of the Required Contribution for which Seller would have been responsible as of the Contribution Date immediately preceding the date of receipt of such certificate if a Remediation Default had occurred prior to such Contribution Date; and

                           (iii) ten (10) days following receipt by
                  Environmental Escrow Agent of a certificate from Buyer that a Seller Default has occurred unless, prior to the making of such draw by the Environmental Escrow Agent, Seller shall have contributed money to the Environmental Escrow Fund in the face amount of the Letter of Credit, in which event the Letter of Credit shall be returned to Seller.

                  (h) Upon the occurrence of a Remediation Default, Seller shall contribute within five (5) days of such occurrence, such sum of money or a Letter of Credit as is necessary to bring the amount of money held in the Environmental Escrow Fund to the amount of the Required Contribution for which Seller would have been responsible as of the Contribution Date immediately preceding the occurrence of the Remediation Default if a Remediation Default had occurred prior to such Contribution Date, and Buyer may, at Buyer's election but without election of remedies and without waiver of Buyer's right to exercise any one or more of the following rights in connection with the same or any other Remediation Default: (i) notify the Environmental Escrow Agent that a Remediation Default has occurred, (ii) take such actions and incur such Remediation Costs as Buyer deems reasonably necessary at Seller's expense to complete the Corrective Actions in accordance with the foregoing provisions at the Location with respect to which the Remediation Default has occurred and, at such time as a Remediation Default has occurred at four (4) or more Locations, at all of the Locations and to cause Seller to fulfill its obligations under the Asset Purchase Agreement and this Agreement, (iii) submit to Seller for payment invoices for Remediation Costs for Corrective Actions caused to be undertaken by Buyer and for costs and expenses incurred in obtaining a determination of the existence of a Remediation Default, (iv) exercise any other rights and remedies under the Environmental Escrow Agreement and any Contract Assignment, and (vi) take such other actions and pursue such other remedies as may be available to Buyer at law or in equity by reason of the Seller Default. The exercise by Buyer of any one or more of Buyer's rights or remedies hereunder shall not release Seller from Seller's obligation to pay all Remediation Costs incurred by Buyer for Corrective Actions as provided herein and all costs and expenses for which Seller is liable hereunder by virtue of any Remediation Default, and Seller shall indemnify and hold Buyer harmless in accordance with Article IX from all loss, cost, damage and expense (including reasonable attorney's fees) incurred by Buyer in exercising any one or more of Buyer's remedies hereunder.

                  (i) Upon the occurrence of a Seller Default, Seller shall contribute within five (5) days of such occurrence such sum of money as is necessary to bring the amount of money held in the Environmental Escrow Fund to the amount of the Required Contribution for which Seller would have been responsible as of the Contribution Date immediately preceding the occurrence of the Seller's Default if a Seller's Default had occurred prior to such Contribution Date, and Buyer may, at Buyer's election but without election of remedies and without waiver of Buyer's right to exercise any one or more of the following rights in connection with the same or any other Seller
         Default: (i) notify the Environmental Escrow Agent that a Seller Default has occurred, (ii) take such actions and incur such Remediation Costs as Buyer deems reasonably necessary at Seller's expense to complete the Corrective Actions in accordance with the foregoing provisions and cause Seller to fulfill its obligations under the Environmental Escrow Agreement and this Agreement, (iii) submit to Seller for payment invoices for Remediation Costs for Corrective Actions caused to be undertaken by Buyer and for other costs and expenses for which Seller is liable hereunder or, at Buyer's election, withdraw such amounts from the Environmental Escrow Fund in accordance with the Environmental Escrow Agreement, (iv) exercise any other rights and remedies under the Environmental Escrow Agreement, any Contract Assignment and the Security Agreement, (v) to the extent sums are expended for Corrective Actions for which Seller is or may be entitled to obtain reimbursement from any state underground storage tank or comparable fund for Corrective Actions undertaken at the Locations after the Closing, file applications in Seller's name as agent for Seller for reimbursement of such sums from any state underground storage tank or comparable fund, such recoveries, less all costs and expenses including reasonable environmental consulting and legal fees paid or incurred by Buyer in connection with such proceedings, to be paid to the Environmental Escrow Agent and disbursed in accordance with the Environmental Escrow Agreement, and
         (vi) take such other actions and pursue such other remedies as may be available to Buyer at law or in equity by reason of the Seller Default. The exercise by Buyer of any one or more of Buyer's rights or remedies hereunder shall not release Seller from Seller's obligation to pay all Remediation Costs incurred by Buyer for Corrective Actions as provided herein and all costs and expenses for which Seller is liable hereunder by virtue of any Seller's Default, and Seller shall indemnify and hold Buyer harmless in accordance with Article IX from all loss, cost, damage and expense

         (including reasonable attorney's fees) incurred by Buyer in exercising any one or more of Buyer's remedies hereunder.

                  (j) The losing party shall be responsible for all costs and expenses (including reasonable legal fees) arising out of, or incurred by the successful party in connection with, the appointment and decision of the Dispute Panel and any arbitration proceeding, and such costs and expenses may be part of any arbitration award. In addition, Seller shall pay Buyer all costs and expenses (including reasonable legal fees) incurred by Buyer in connection with the exercise by Buyer of any rights and remedies of Buyer arising hereunder or under applicable law on account of any Remediation Default or Seller Default hereunder. Whenever the day provided for any action or payment herein shall fall on a day that is not a business day, such action or payment may be taken or made on the next succeeding business day.

         6.9 CONTRIBUTING RELEASES. If a Release occurs following Closing (a "New Spill") at a Location where Corrective Actions are occurring or are to occur, and the New Spill is unrelated to the Corrective Actions and is not due to the negligence or wrongful conduct of Seller or the Remediation Consultant in conducting the Corrective Actions, the Remediation Costs of the New Spill shall be borne by Buyer. To the extent these Remediation Costs are not discrete, the Remediation Costs for the Corrective Actions, on the one hand, and the New Spill, on the other, shall be reasonably apportioned between Seller and Buyer by the Remediation Consultant taking into account the nature and extent of the remaining Corrective Actions and the additional Remediation that will be required in connection with the New Spill. The Remediation Consultant shall set forth the basis for such apportionment in a report to Seller and Buyer. If Seller consents, which consent shall not be unreasonably withheld or delayed, Buyer need not use the Remediation Consultant to perform Remediation of the New Spill.

VII.     ADDITIONAL AGREEMENTS AND COVENANTS
         -----------------------------------

         7.1 TRADEMARK LICENSE. At the Closing, Seller shall grant Buyer a license substantially in the form of EXHIBIT 7.1 to use the Trademarks exclusively in the Territory with respect to the Locations and merchandise sold thereat for a period, as determined by Buyer, of up to three (3) years following Closing (the "Trademark License"). In consideration of the Trademark License and in addition to the Purchase Price, Buyer shall pay Seller at the Closing a non-refundable royalty (the "Trademark Royalty") in the amount of Four Million Dollars ($4,000,000.00). Prior to the expiration of the Trademark License, Buyer shall remove all signs, and other references to the Trademark from the Locations and, at Seller's election, destroy or, at Seller's expense, turn them over to Seller. Buyer will indemnify, defend and hold Seller harmless in accordance with Article IX for any liability, loss, cost or expense resulting from continued display of the Trademarks following Closing.

         7.2 NON-COMPETITION AGREEMENT. At the Closing, each Seller shall enter into a non-competition agreement substantially in the form of EXHIBIT 7.2 (the "Non-Competition Agreement") restricting the ability of any Seller or affiliate controlled by any Seller from competing with Buyer or engaging in the business of operating or franchising convenience stores in the Territory for a period of five (5) years from Closing.

         7.3 BULK TRANSFERS. The parties hereto waive compliance with the requirements of any applicable bulk sales law of any jurisdiction in connection with the sale of the Assets to Buyer hereunder. Each Seller covenants and agrees to pay and discharge when due all claims of creditors which could be asserted against Buyer by reason of such non-compliance to the extent that such liabilities are not specifically assumed by Buyer in accordance with this Agreement. Seller will indemnify, defend and hold Buyer harmless in accordance with Article IX for any loss, liability, cost or expense, including, without limitation, attorneys' fees, suffered or incurred by Buyer by reason of the failure of any Seller to pay or discharge such claims.

         7.4      REAL PROPERTY TITLE REVIEW.

                  (a) Within thirty (30) calendar days following execution of this Agreement by both parties, Seller and Buyer shall jointly engage Commonwealth Land Title Insurance Company or such other title insurance company as Seller and Buyer shall jointly select (the "Title Company") to provide Buyer with title insurance commitments (the "Commitments") for each of the fee-owned and leasehold properties set forth on EXHIBIT 1, which shall provide upon recordation or filing of the deeds or leasehold assignments specified herein, for the issue of ALTA Form owner's title insurance policies at rates acceptable to Buyer ("the Title Policies") insuring fee title to the properties listed on EXHIBIT 1 and leasehold title to the properties listed in
         EXHIBIT 1 to the Buyer or its assignees as provided herein, free and clear of all Liens other than Permitted Encumbrances described in
         Section 4.16(ii) and (iv) hereof and, with respect to leasehold interests, excepting Permitted Encumbrances described in Section 4.16(ii) and (iv) hereof which may encumber fee title to the premises and Liens which may encumber fee title to the premises that are subordinated to the interest of Seller or as to which the holder has agreed to an appropriate non-disturbance agreement with Seller transferable to Buyer. In addition to the Commitments, Seller will provide Buyer with copies of all encumbrances noted on any Title Policy. The Title Policy may insure over any matter only to the extent that acceptable affirmative insurance shall be provided as Buyer may reasonably determine. Buyer shall have twenty (20) days after receipt of the Commitments and copies of all noted encumbrances to review the Commitments or supplements to the Commitments including copies of the encumbrances. If Buyer, in its reasonable opinion, determines that there exists any exception to insurance coverage which is not in accordance with the foregoing, then Buyer shall notify Seller within said twenty (20) day period of such exception. Should Buyer fail to so notify Seller as aforesaid, all matters shown on the Commitments or supplements thereto shall be deemed to be acceptable to Buyer, and Buyer shall take title subject thereto.

                  (b) Seller shall, promptly following Buyer's notification of an unacceptable title exception contained in the Commitments or any supplement thereto but in any event prior to Closing, diligently endeavor to cure, or to make arrangements reasonably satisfactory to Buyer to cure any such defect. If Seller is unable to cure or make such arrangements to cure any such defect, then, at the election of Buyer, the affected Location and related equipment, Inventory, licenses and permits shall be excluded from the sale. The Purchase Price shall be reduced by an amount computed in accordance with
         Section 7.5 hereof. Seller shall pay the cost of title examination and the issuance of the Commitments. Buyer shall pay the cost of any title insurance coverage in amounts Buyer may require.

                  (c) If, prior to the date of Closing, all or any substantial part of any Assets that would materially affect Buyer's ability to operate any Location as it is currently operated shall be condemned by governmental or other lawful authority, Buyer shall have no liability for any such condemnation, and at its option, the affected Location and related equipment, Inventory, licenses and permits shall be excluded from the sale, and the Purchase Price shall be reduced by an amount computed in accordance with Section 7.5. Buyer may elect to keep the affected Location in the sale without reduction in Purchase Price in which case Seller's interest in any condemnation that is not subject to exclusion from this sale, Seller shall assign its interest in any condemnation proceeds to Buyer.

         7.5 DELETION OF A LOCATION. If a Location is to be deleted from the sale prior to Closing for any reason permitted under this Agreement, the value of such Location, including any portion thereof comprising Purchased Real Property and all Franchise Agreements, Transferable Permits, Inventory, Tangible Personal Property, Tenant Leases and Underground Storage Tanks primarily related thereto, and the adjustment of the Purchase Price to be paid by Buyer with respect to such value, shall be determined in accordance with this Section 7.5. With respect to any Location that is Leased Real Property, the Purchase Price for purposes of this Agreement and the amount thereof payable by buyer at Closing shall be reduced by the amount determined for such Location as set forth on EXHIBIT 7.5. With respect to any Location that is Owned Real Property, the parties shall attempt to reach agreement prior to Closing concerning the value of such Location. In the event that such parties are unable to reach agreement prior to the Closing, the Purchase Price payable at Closing shall be reduced by the amount determined for such Location as set forth on EXHIBIT 7.5 (the "Estimated Value"), and within thirty (30) days following the Closing Date, the value for such Location shall be determined by appraisal in accordance with the following procedures. The value as so determined (the "Appraised Value") shall equal the fair market value of all real property interests comprising such Location as determined by an appraiser jointly selected by the parties; provided, however, that if the parties are unable to agree on a single appraiser, either party by written notice to the other may designate one appraiser, the other party shall then designate one appraiser, and the two appraisers so designated shall promptly designate a third appraiser. Such appraisers shall thereafter promptly determine the fair market value of all real property interests comprising such Location and shall deliver written appraisals reflecting such determination to Buyer and Dairy Mart. The Appraised Value of such Location shall be the average of the two (2) appraised values that are closest to each other and the third appraisal shall be ignored for all purposes. Any appraiser so designated shall be M.A.I. certified, each party shall bear the costs of the appraiser selected by such party and the costs of the third appraiser shall be borne equally by Buyer and Seller. If the Appraised Value exceeds the Estimated Value of such Location, Seller shall pay the difference to Buyer as a further reduction of the Purchase Price on account of such deletion within ten (10) days after determination thereof, together with interest at the Prime Rate thereon from the Closing Date to the date of payment by wire transfer to Buyer's Bank Account. If the Appraised Value is less than the Estimated Value of such Location, no further payment or adjustment shall be made under this Agreement with respect to such Location.

         7.6 BUYER'S INVESTIGATION. Following the execution of this Agreement and until the Closing or sooner termination of this Agreement, Buyer, at its expense, upon prior notice during normal business hours, may conduct such evaluations, site inspections, tests and investigations with respect to the Assets and the business of the Northeast Division and such review of leases and other contracts as Buyer may desire; provided that such evaluations, inspections and investigations shall not unreasonably interfere with Seller's operations and the Assets are protected from loss or damage; and provided, further, that Buyer shall indemnify and hold harmless Seller for all loss or damage to any Purchased Real Property or Tangible Personal Property caused by Buyer or Buyer's agents in connection with such evaluations, inspections and investigations. Seller shall make available to all authorized representatives of Buyer free and full access, during normal business hours and upon reasonable notice, to the Assets and to such records of Seller relating to the Assets as Buyer designates, subject to any obligations of confidentiality Seller may have to third parties. Buyer shall keep all information it obtains as a result of such access confidential and shall only use the same for the purpose of effectuating the transactions contemplated by this Agreement.

         7.7 OPERATIONS PRIOR TO CLOSING. Following the execution of this Agreement and until Closing:

                  (a) Seller shall conduct the business of the Northeast Division in the ordinary course, shall maintain existing insurance for the Assets and the operation of the Northeast Division, and shall maintain the Assets in good operating condition, reasonable wear and tear excepted; provided, however, that Buyer's remedy for any failure of Seller to maintain the Assets in good operating condition shall be as provided in Section 7.14 hereof; and provided, further, that Seller shall make reasonable efforts to keep Inventory at an aggregate level of less than Three Million Seven Hundred

         Thousand Dollars ($3,700,000.00) unless in Seller's reasonable judgment a higher level is required to operate the Locations properly.

                  (b) Seller shall not agree to any termination of (unless no consent or agreement of Seller is required in connection with any termination), nor shall Seller amend or waive, any of the material terms and conditions in any of the Material Contracts or other contracts and agreements to be transferred to Buyer without the written consent of Buyer, which consent shall not be unreasonably withheld or delayed; provided, however, that termination of any Franchise Agreement upon default by the franchisee shall be as reasonably determined by Seller after notice to Buyer;

                  (c) Seller shall use best efforts to renew all Purchased Leases expiring prior to the closing on customary terms reasonably determined by Seller after notice to Buyer;

                  (d) Seller shall use its reasonable efforts to preserve existing relations with the landlords, tenants, franchises, Employees, suppliers and customers associated with business of the Northeast Division and the Assets and to comply with all of its obligations under this Agreement and to fulfill all the conditions precedent to Buyer's obligations;

                  (e) Without the written consent of Buyer, Seller shall not sell, assign, transfer, convey, mortgage, pledge or in any other way dispose of or encumber any of the Assets (other than the sale of Inventory in the normal course of business, assets replaced in the ordinary course of business with equivalent or superior assets, dispositions in the ordinary course of business of assets of immaterial value or unnecessary for the continued operation of any Location consistent with the manner in which it was operated during any period reflected in the Financial Information), materially change the manner in which the business of the Northeast division is presently conducted, materially change or alter any of the Locations or take any action that would materially diminish or adversely affect the business as presently conducted at any of the Locations. Except as permitted by the immediately preceding sentence, Seller shall not materially alter the Assets or remove any improvements, equipment or property which comprise the Assets without the written consent of Buyer; and

                  (f) Seller shall promptly notify Buyer of any matter that would cause the representations and warranties set forth in Article IV hereof not to be materially true and correct as of the occurrence of such matter or as of the date of Closing.

         7.8      TERMINATION.

                  (a) Subject to Section 7.8(b) hereof, this Agreement may be terminated and the transactions provided for herein abandoned as follows:

                           (i) By mutual agreement in writing of Buyer and each Seller, without liability of any party to the other at any time prior to the Closing;

                           (ii) By Seller without liability to Buyer if any of the conditions of Section 8.1 are not satisfied by Buyer or waived by Seller as of the Termination Date, but such termination shall not preclude Seller from exercising any rights and remedies under this Agreement and applicable law by virtue of the failure of Buyer to satisfy such conditions;

                           (iii) By Buyer without liability to any Seller if
                  any of the conditions of Section 8.2 are not satisfied by each Seller or waived by Buyer as of the Termination Date, but such termination shall not preclude Buyer from exercising any rights and remedies under this Agreement and applicable law by virtue of the failure of Seller to satisfy such conditions;

                           (iv) By Buyer without liability to Seller if any lender under any of the Financing Commitments refuses to provide such financing and specifically confirms in writing that such refusal is the result of (x) unacceptable environmental exposure related to the Purchased Real Property or the Assets and the aggregate Estimated Costs of recommended Corrective Actions in the Environmental Reports exceeds the sum of Four Million Dollars ($4,000,000.00), or
                  (y) a material adverse change in the results of operation of Seller at the Locations from the results of operation reflected in the Financial Information for the eleven (11) fiscal periods ended December 28, 1996;

                           (v) By either the Buyer or the Seller without liability to the other if there shall be in effect a nonappealable final order of a court of competent jurisdiction permanently prohibiting the consummation of the transactions contemplated hereby;

                           (vi)  By Buyer, if there has been a material
                  misstatement or material omission in a representation or a material breach in any warranty or covenant on the part of Seller the effect of which is not cured within ten (10) business days after notice thereof has been given, or in the case of a breach or default the effect of which can be cured but cannot be cured within ten (10) days, if Seller diligently commences to cure the same within said ten (10) day period and thereafter fails to cure the effect of the same within twenty (20) business days after such notice, but such termination shall not preclude Buyer from exercising any rights and remedies under this Agreement and applicable law by virtue of Seller's misrepresentation or breach; or

                           (vii) By Seller, if there has been a material
                  misstatement or material omission in a representation or a material breach in any warranty or covenant on the part of Buyer the effect of which is not cured within ten (10) business days after notice thereof has been given, or in the case of a breach or default the effect of which can be cured but cannot be cured within ten (10) days, if Buyer diligently commences to cure the same within said ten
                  (10) day period and thereafter fails to cure the effect of the same within twenty (20) business days after such notice, but such termination shall not preclude Seller from exercising any rights and remedies under this Agreement and applicable law by virtue of Buyer's misrepresentation or breach.

                           (b)  LIABILITIES AFTER TERMINATION. Upon any
                  termination of this Agreement pursuant to Section 7.8(a) above and except as set forth in Section 7.9 hereof, the terminating party hereto shall thereafter have no further liability or obligation hereunder, but such termination shall in no event relieve the other party hereto from any liability to the terminating party for any breach of this Agreement prior to the date of such termination, and the terminating party shall thereafter be permitted to pursue all legal and equitable remedies available to it under this Agreement and applicable law, including the right of specific performance.

         7.9 RETURN OF INITIAL PAYMENT. If either party hereto terminates this Agreement pursuant to the provisions of Section 7.8(a)(i) or (v) hereof, or if Buyer terminates this Agreement pursuant to the provisions of Section 7.8(a)(iii), (iv) or (vi) hereof, or if the transactions contemplated by this Agreement are not consummated because Seller fails to close for any reason other than those set forth in Section 7.8(a)(ii) or (vii) hereof, the Deposit and interest thereon will be returned to Buyer. If Seller terminates this Agreement pursuant to Section 7.8(a)(ii) or (vii) hereof, or if the transactions contemplated by this Agreement are not consummated because Buyer fails to close for any reason other than those set forth in Section 7.8(a)(i),
(iii), (iv), (v) or (vi), the Deposit and interest will be paid to Seller as liquidated damages and not as a penalty and in lieu of all other remedies against Buyer. In addition, if either party hereto terminates this Agreement pursuant to the provisions of Section 7.8 hereof, the parties shall return to each other all written materials obtained in connection with the transactions contemplated hereby and shall use their best efforts to keep confidential all such information acquired.

         7.10 INFORMATION TO BE PROVIDED. To the extent not provided as otherwise required by this Agreement, Seller will as promptly as practicable but no more than thirty (30) days after the execution of this Agreement (or no more than ten (10) days after the same become available), deliver to Buyer copies of the following, to the extent they exist and are in Seller's possession or obtainable by Seller:

                  (a) Profit and Loss Statements excluding overhead allocations for each Location being transferred pursuant to this Agreement as of February 1, 1997 and for each accounting period thereafter until Closing.

                  (b) Pro Forma balance sheet as of February 1, 1997 and as of the close of each accounting period until Closing for the Locations to be transferred pursuant to this Agreement, excluding any category of assets or liabilities that Seller does not reflect down to a Location level.

                  (c) A list of the tax filings made or to be made by Seller for the Locations being transferred.

                  (d) Copies of all pending governmental orders or decrees regarding environmental matters at the Locations.

                  (e) A list of store managers and first line supervisors and division/zone managers.

                  (f) Seller shall use reasonable efforts to secure Estoppel Certificates for each party to any of the Tenant Leases in the form attached hereto as EXHIBIT 7.10(f).

                  (g) The consents of landlords to the assignment of leases where the lease requires such consents. Seller shall use reasonable efforts to secure Landlord's Estoppel Certificates from all lessors in the form attached to this Agreement as EXHIBIT 7.10(g). The consents of landlords and Landlord's Estoppel Certificates contemplated by this Section shall, notwithstanding the foregoing, be provided by Seller to Buyer within a reasonable time after received by Seller but in no event less than ten (10) days prior to Closing.

                  (h) Information sufficient to locate, confirm or enforce deposits or prepaid expenses allocated to Buyer pursuant to this Agreement.

                  (i) A list and adequate summary of pending material litigation as described in Section 4.6 hereof.

                  (k) Information and documentation reasonably required by the Title Company from Seller to provide for the issuance of the Title Policies without exceptions other than Permitted Encumbrances described in Section 4.16(ii) and (iv) hereof.

                  (l) All surveys, maps, plans, consents or licenses in Sellers' possession pertaining to any of the Locations being transferred.

                  (m) Complete copies of all Purchased Leases, Franchise Agreements, and Tenant Leases now in effect and all waivers and consents in Seller's possession relating to the same.

                  (n) All inspection, engineering, soil or architectural notices, studies, reports and plans and specifications that relate to the physical condition or operation of the Purchased Real Property or any buildings, plants and structures located thereon.

                  (o) All certificates of occupancy, licenses, permits, continuation certificates of occupancy, variances relating to construction, use, location and/or distance, authorizations and approvals with respect to the Purchased Real Property or any portion thereof, the occupancy thereof or any present use thereof.

                  (p) All guarantees and warranties relating to the Purchased Real Property, the buildings, plants or structures thereon or the equipment used in connection with the ownership, operation or maintenance thereof.

                  (q) All test results (including without limitation all tightness and precision tests of underground storage tanks, lines and related systems at the Locations) for tests after December 31, 1992, environmental studies, evaluations and reports prepared about the Purchased Real Property and the Assets.

                  (r) At the request of Buyer, any agreements, documents, notices or correspondence relating to any matters described in EXHIBITS 4.8(c), 4.19(a), 4.19(e), 4.19(j), and 4.19(o).

         7.11 MUTUAL COOPERATION. From and after the date hereof and until the date of Closing:

                  (a) Buyer hereby covenants and agrees with Seller that Buyer shall use its reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof, and Seller hereby covenants and agrees with Buyer that Seller shall use its reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof.

                  (b) Seller shall use reasonable efforts to obtain the written consent to the transfer or assignment to Buyer of any of the Assets, where the consent of any other party may be required for such assignment and transfer. Buyer agrees to cooperate fully with Seller to secure such consents, including supplying information about Buyer as may be requested by landlords. Seller shall have the right, but not the obligation, to offer additional consideration at Seller's expense to a landlord to secure its consent to the assignment if such consent is required by the lease. If a landlord does not consent to the assignment, the Location may be deleted from this sale in accordance with Section 7.5 unless Buyer elects to accept the Location without the landlord's consent, in which event there will be no reduction in the consideration paid Seller hereunder if Buyer so elects.

                  (c) Seller and Buyer shall each prepare any and all documentation and supply any and all information required by any governmental authority or agency thereof to be filed by Buyer or Seller, as the case may be, prior to conveying the Purchased Real Property as contemplated hereby, and shall timely make the necessary filings or applications relating thereto. Buyer and Seller each agrees to cooperate with the other in the completion, execution and submission of any such filings or applications.

                  (d) Buyer shall take all actions required of Buyer under applicable law to effect the transfer to Buyer of all Transferable Permits and shall bear the costs of all permit transfer fees. Seller shall cooperate with Buyer and shall take any actions reasonably requested by Buyer as required under applicable law to effect the transfer of the Transferable Permits to Buyer. In addition, Seller shall take all actions required of Seller under applicable law to obtain or renew all Transferable Permits which are necessary for the conduct of the business of the Northeast Division and which, if not obtained, the lack thereof would have, either individually or in the aggregate, a material adverse effect on any of the Locations, Assets, or operations of the Northeast Division. Seller shall bear all costs associated with applying for, issuance or renewal of any such Transferable Permits expiring prior to Closing. Seller and Buyer shall execute any and all transfer documents and assist in obtaining any consent required in connection with the transfer of the Transferable Permits.

                  (e) Buyer shall take all actions required under applicable law for Buyer to assume the obligations of Seller as franchisor under the Franchise Agreements.

         7.12 PERFORMANCE BY EACH SELLER. Dairy Mart agrees to use its reasonable best efforts to cause the respective representations and warranties of DM-MA, DM-RI, CIA-NY, CGI, RSI, FIN-OP, and CIA-KY to be true and correct in all material respects as of the date hereof and as of the Closing Date and to cause DM-MA, DM-RI, CIA-NY, CGI, RSI, FIN- OP, and CIA-KY to perform all of their respective obligations under this Agreement and under each Agreement to be executed by DM-MA, DM-RI, CIA-NY, CGI, RSI, FIN-OP, and CIA-KY respectively in connection with the closing of the transactions contemplated hereby.

         7.13 HSR ACT FILINGS. As soon as practicable, the Seller and Buyer shall make any and all filings which are required under the HSR Act. Seller will furnish to Buyer and Buyer will furnish to Seller such necessary information and reasonable assistance as Buyer or Seller may request in connection with its preparation of necessary filings or submissions to any governmental agency, including, without limitation, any filings necessary under the provisions of the HSR Act. Each party will supply the other with all correspondence, filings, communications or memoranda between Seller or its representative, on the one hand, and the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice or any other governmental agency or authority or members of their respective staffs, on the other, with respect to this Agreement or the transactions contemplated hereby.

         7.14  CONDITION OF ASSETS; IDENTIFICATION OF TANGIBLE PERSONAL
PROPERTY.

                  (a) Within a reasonable time prior to the Closing, Seller and Buyer will jointly conduct an inspection of the Locations and the Tangible Personal Property and prepare an inventory of the Tangible Personal Property situated at each Location. To the extent that any Location fails to have any material item of Tangible Personal Property reasonably necessary to produce the results of operation reflected in the Financial Information for the Location for the fiscal period of Seller ended on February 3, 1996, Seller shall at its own cost and expense replace such item prior to the Closing or reduce the Purchase Price by the cost reasonably estimated to replace such item. In the event that any inspection reveals (i) that any item of Tangible Personal Property or any of the Purchased Real Property is not in good operating condition, reasonable wear and tear excepted; or (ii) that substantial defects or weaknesses exist in the Purchased Real Property, including but not limited to structural, roof, electrical, plumbing, HVAC and appliance defects; or (iii) that asbestos present in any of the Purchased Real Property is friable or otherwise inadequately treated so as to create a material risk of harm to individuals; or (iv) that any condition disclosed on EXHIBIT
         4.17 or EXHIBIT 4.19(e) has not been remedied, Seller shall at its own cost and expense satisfactorily repair or replace such item of Tangible Personal Property, or satisfactorily repair, replace or remedy any defective condition, or satisfactorily abate or otherwise treat any asbestos, as the case may be, prior to the Closing or reduce the Purchase Price by the cost reasonably estimated of such repair, replacement, remedy, abatement or treatment.

                  (b) In the event that, between the date of inspection contemplated by Section 7.14(a) hereof and the Closing Date, any damage occurs to any of the Locations or the Tangible Personal Property situated thereat as a result of fire or other casualty, Seller shall restore such Location to its former condition prior to Closing or give Buyer a credit against the Purchase Price for the cost of restoration.

                  (c) Should any disputes arise between Seller and Buyer concerning Seller's obligations with respect to conditions described in Section 7.14(a)(i), (ii) or (iii) above, Seller and Buyer shall meet prior to Closing to attempt to resolve their differences and shall agree on those matters upon which they can agree prior to Closing. If, as of Closing, any remaining areas of material dispute exist under this Section 7.14 with respect to any Location, at the option of Seller, (x) such dispute shall be resolved after the Closing by arbitration in accordance with this Agreement or (y) the affected Location and related equipment, Inventory, licenses and permits shall be excluded from the sale and the Purchase Price shall be reduced by an amount computed in accordance with Section 7.5 hereof.

         7.15     FIN-OP RECEIVABLES AND CERTAIN FRANCHISEE RECEIVABLES.

                  (a) Certain limited and full franchisees of the Locations are obligated to FIN-OP pursuant to the terms and conditions of certain purchase money notes, security agreements and related guaranties made by such franchisees and related parties in favor of FIN-OP and secured generally by a first lien on the inventory and, in certain cases, equipment owned by the franchisee (the "FIN-OP Receivables"). The amounts outstanding under the FIN-OP Receivables as of December 28, 1996 are more particularly identified in a report provided by FIN-OP to Buyer noted as item 23 on EXHIBIT 4.7 and attached therewith. As noted in section 3.5 hereof, certain full franchisees of the Locations are obligated to Seller for Full Franchisee Receivables pursuant to the terms and conditions of certain demand credit and security agreements made by such franchisees with Seller and secured generally by a second lien on the inventory and, in certain cases, equipment owned by the franchisee. Copies of the types of documents evidencing the FIN-OP Receivables and Full Franchisee Receivables have been provided to Buyer by FIN-OP and Seller.

                  (b) Following the Post Closing, Seller may make demand for any Full Franchisee Receivable still owed by any full franchisee after application to such Full Franchisee Receivable of any deposit held by Seller with respect to such full franchisee in accordance with Section
         3.7 hereof and of any amounts collected and paid to Seller with respect to such full franchisee in accordance with EXHIBIT 3.5. In addition, Seller may make demand for any Limited Franchisee Receivable still owed by any limited franchisee after application to such Limited Franchisee Receivable of any amounts collected and paid to Seller with respect to such limited franchisee in accordance with EXHIBIT 3.5. In connection with any such demand, Seller shall offer to permit any franchisee with a Full Franchisee Receivable or a Limited Franchisee Receivable in excess of Twelve Thousand Five Hundred Dollars ($12,500.00) to pay the entire amount of such receivable in equal installments over a period of not less than twenty-four (24) months at an interest rate not in excess of two percentage (2%) above the rate applicable to such receivable for which no demand has been made the ("Required Installments").

                  (c) Following the Closing and so long as any balance shall remain outstanding under the FIN-OP Receivables, Buyer shall have the option to purchase the FIN-OP Receivable of any franchisee at a purchase price equal to the outstanding principal balance thereof plus accrued interest at the rate provided in documents evidencing the FIN-OP Receivable through the date of purchase. In addition, following the Closing and so long as any balance shall remain outstanding under the Franchisee Receivables, Buyer shall have the option to purchase the Franchisee

         Receivable of any franchisee at a purchase price equal to the outstanding principal balance thereof plus accrued interest at the rate provided in documents evidencing the Franchisee Receivable through the in the date of purchase. If Buyer exercises the foregoing option with respect to the FIN-OP Receivable of any franchisee who also owes a Franchisee Receivable to Seller, Buyer shall concurrently purchase the Franchisee Receivable of such franchisee. If Buyer exercises the foregoing option with respect to the Franchisee Receivable of any franchisee who also owes a FIN-OP Receivable, Buyer shall concurrently purchase the FIN-OP Receivable of such franchisee. Buyer may exercise either of the foregoing options at such time and from time to time as Buyer may elect by giving notice to FIN-OP and/or the Seller, as the case may be, and the closing of the purchase shall occur as soon as practicable thereafter as reasonably agreed by FIN-OP and/or Seller and Buyer but in no event more than thirty (30) days after notice of the exercise of such option is given by Buyer as provided herein. At the closing of the purchase, FIN-OP and/or Seller shall tender to Buyer all of the original documents evidencing or securing the FIN-OP Receivable and/or the Franchisee Receivable to be purchased, duly endorsed and with all assignments necessary for transfer and free of any Liens, together with a certificate of an authorized officer of FIN-OP and/or Seller setting forth the payment history of the related FIN-OP Receivable and/or Franchisee Receivable and the current balance due thereunder; and Buyer shall tender to FIN-OP and/or Seller the aforesaid purchase price by wire transfer as provided herein in this Agreement.

                  (d) In the event that a franchisee shall fail to pay when due any amount payable to FIN-OP under the terms and conditions of the documents evidencing or securing the FIN-OP Receivable of such franchisee, or in the event that a full franchisee shall, following the Post Closing, fail to pay when due any Required Installment of a Full Franchisee Receivable payable by such franchisee to Seller or any Full Franchisee Receivable equal to or less than Twelve Thousand Five Hundred Dollars ($12,500.00) payable by such franchisee to Seller, and FIN-OP or Seller (as the case may be, herein the "Selling Party"), in its discretion, shall determine to exercise its rights under applicable law and the documents evidencing or securing such FIN-OP Receivable or such Full Franchisee Receivable, the Selling Party may send Buyer notice of the date and time of a secured party sale to be conducted by the Selling Party of the inventory and/or equipment securing such FIN-OP Receivable or such Full Franchisee Receivable, as the case may be. Such sale may be a public sale or, at the election of the Selling Party and if permitted by law, a private sale to Buyer, in either case conducted in accordance with applicable law. The date of any such sale shall not be less than fifteen (15) days after notice of sale is given to Buyer. If the Selling Party is the successful purchaser of the inventory and/or equipment at any public sale, or if the Selling Party elects to conduct a private sale to Buyer, then either immediately following such public sale or at such private sale, at the option of Selling Party, Buyer shall purchase such collateral at its Fair Market Value less the amount of any Liens having a priority over the Lien of the Selling Party. As used herein "Fair Market Value" shall mean, with respect to inventory, the cost thereof based on a physical count conducted by RGIS or other mutually acceptable inventory company and determined in accordance with the procedures set forth in EXHIBIT 2.2; and shall mean, with respect to equipment, the value of the equipment based on an appraisal by a mutually acceptable appraiser valuing the equipment as part of a going concern and not for purposes of liquidation. The costs of taking inventory and obtaining such an appraisal shall be shared equally by the Selling Party and Buyer.

                  (e) FIN-OP and/or Seller shall provide Buyer with statements, not less frequently than quarterly, of the balances due under the FIN-OP Receivables and the Franchisee Receivables and with notice of any material defaults by a franchisee under the FIN-OP Receivables or the Franchisee Receivables. Buyer agrees to provide FIN-OP and/or Seller with the results of any audit conducted by Buyer of the inventory and/or equipment a franchisee having an outstanding FIN-OP Receivable and/or Full Franchisee Receivable, which audits Buyer agrees to make not less often than two (2) times each calendar year.

         7.16 EMPLOYEES OF SELLER AND BUYER. Except as permitted by Section 3.12(a) hereof, neither Seller nor Buyer shall, from the date hereof until five
(5) years after the Closing, interfere or attempt to interfere with any employees of the other or induce or attempt to induce any such employees to leave the employ of the other; provided, however, that advertising open positions of employment in newspapers or engaging in other solicitation of potential employees in a similarly general manner that is directed to the general public and not to any employee of the other and the hiring of any employee of the other who responds to any such general solicitation shall not be a violation of this provision.

         7.17  AGREEMENTS WITH RESPECT TO EXCLUDED CONTRACTS. As contemplated by
Section 4.16 hereof, Buyer is to receive title to the Assets free and clear of any Liens except certain Permitted Encumbrances. To the extent that any Assets required to be conveyed to Buyer hereunder, including any material item of Tangible Personal Property identified in accordance with the procedures set forth in Section 7.14 hereof, has been supplied by any vendor under an Excluded Contract, or is subject to a Lien arising under an Excluded Contract, or is leased under an Excluded Contract, without limiting the obligations of Seller under Section 4.16 hereof, Seller shall take such actions prior to Closing as may be required to transfer good title to such Assets, including such items of Tangible Personal Property, to Buyer as of Closing free from any Liens except as permitted by Section 4.16.

VIII.    CONDITIONS PRECEDENT TO CLOSING.
         -------------------------------

         8.1 SELLER'S CONDITIONS PRECEDENT. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to each of the following conditions:

                  (a) The representations and warranties made by Buyer in this Agreement shall be true in all material respects when made and on and as of the Closing as though such representations and warranties were made on and as of Closing. Seller shall have received from Buyer at Closing satisfactory certificates to such effect signed by an authorized officer of Buyer.

                  (b) Buyer shall have performed and complied in all material respects with all provisions of this Agreement required to be performed or complied with by Buyer prior to or at Closing. Seller shall have received from Buyer at Closing satisfactory certificates to such effect, signed by an authorized officer of buyer.

                  (c) No action or proceeding by or before any governmental authority shall have been instituted (and not subsequently dismissed, settled or otherwise terminated), which might restrain, prohibit or invalidate any material portion of the transactions contemplated by this Agreement.

                  (d) Seller shall have received from counsel for Buyer an opinion, dated as of Closing, that all necessary corporate action has been duly and validly taken on behalf of Buyer for the execution and performance of this Agreement and all other agreements entered into or instruments delivered by Buyer pursuant hereto, that all such agreements and instruments are valid and binding on Buyer and enforceable against Buyer, and that counsel has made reasonable inquiries and, to such counsel's knowledge, Buyer is not subject to any order, writ, injunction or decree of any court or governmental authority that would prevent or restrain Buyer from fulfilling its obligations under this Agreement or under any such other agreements or instruments.

                  (e) All applicable waiting periods in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired or early termination shall have been obtained.

                  (f) Buyer shall have executed and delivered to Seller at the Closing each of the Buyer Documents and such additional documents as may be reasonably requested by Seller in order to consummate the transactions contemplated by this Agreement.

                  (g) Seller shall have received the Environmental Reports for the Locations as provided by this Agreement.

                  (h) No more than twenty-four (24) Locations of any type, nor more than fifteen (15) Locations at which gasoline and motor fuels are sold, shall have been deleted from the purchase and sale for any reason permitted under this Agreement.

         8.2 BUYER'S CONDITIONS PRECEDENT. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to each of the following conditions:

                  (a) The representations and warranties made by Seller in this Agreement shall be true in all materials respects when made and on and as of the date of Closing as though such representations and warranties were made on and as of Closing. Buyer shall have received from Seller at Closing satisfactory certificates to such effect signed by an authorized officer of Seller.

                  (b) Seller shall have performed and complied in all material respects with all provisions of this Agreement required to be performed or complied with by Seller prior to or at Closing. Buyer shall have received from Seller at Closing satisfactory certificates to such effect signed by an authorized officer of Seller.

                  (c) No action or proceeding by or before any governmental authority shall have been instituted (and not subsequently dismissed, settled or otherwise terminated), which might restrain, prohibit or invalidate any material portion of the transactions contemplated by this Agreement.

                  (d) Buyer shall have received from counsel for Seller an opinion, dated as of Closing, that all necessary corporate action has been duly and validly taken on behalf of Seller for the execution and performance of this Agreement and all agreements and instruments entered into or delivered by Seller pursuant hereto, that all such agreements and instruments are valid and binding on Seller and enforceable against Seller, and that counsel has made reasonable inquiry and, to such counsel's knowledge, Seller is not subject to any order, writ, injunction or decree of any count or governmental authority that would prevent or restrain Seller from fulfilling its obligations under this Agreement or under any such other agreement or instrument.

                  (e) All applicable waiting periods in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired or early termination shall have been obtained.

                  (f) The Seller shall have executed and delivered to Buyer at the Closing each of the Seller Documents and such additional documents as may be reasonably requested by Buyer in order to consummate the transactions contemplated by this Agreement.

                  (g) Buyer shall have received the Environmental Reports for the Locations as provided by this Agreement.

                  (h) No more than twenty-four (24) Locations of any type, nor more than fifteen (15) Locations at which gasoline and motor fuels are sold, shall have been deleted from the purchase and sale for any reason permitted by this Agreement.

IX.      INDEMNIFICATION.
         ---------------

         9.1 INDEMNIFICATION BY SELLER. From and after the Closing, Seller shall indemnify and hold harmless Buyer and its officers, directors, shareholders, employees, consultants, agents and representatives wholly harmless from, against and in respect of any and all liability, loss, cost and expense whatsoever (including reasonable fees of legal counsel) that may be incurred by Buyer or any such person (each a "Buyer Claim") as a result of any one or more of the following:

                  (a) Any and all activities of any Seller and those of any predecessor of any Seller prior to Closing, and any and all activities of any Seller following the Closing with respect to its convenience store business located outside the Territory;

                  (b) Any and all liabilities or obligations of any Seller and those of any predecessor of any Seller and any claim by a third party which arises from any such liability or obligation, including without limitation any Excluded Liabilities and any tax liabilities, but excluding Property Taxes described in Section 4.16(ii) and the Assumed Liabilities;

                  (c) The inaccuracy or breach of any of the representations or warranties made by any Seller in this Agreement or in any exhibit, certificate or document delivered by Seller to the extent that the same relates to a representation and warranty made hereunder;

                  (d) Seller's failure to perform any of its agreements contained in this Agreement, in any Seller Document or in any other agreement or instrument delivered in connection herewith;

                  (e) The failure of the parties to comply with any bulk sales or transfer law;

                  (f) Any Environmental Conditions or lack of Environmental Compliance for which Seller is responsible in accordance with this Agreement, all Remediation Costs for Corrective Actions, all Damages, any and all activities of Seller or its agents, including the Remediation Consultant in performing Corrective Actions, and, except to the extent caused by the negligence or willful misconduct of Buyer, the presence of Seller and the Remediation Consultant and their representatives on the Locations while performing Corrective Actions; and

                  (g) Any claim by a franchisee that Buyer is liable to such franchisee for the amount of any deposit setoff by Seller against the Franchisee Receivable of such franchisee in accordance with Section
         3.7 hereof.

         9.2 INDEMNIFICATION BY BUYER. From and after the Closing, Buyer shall indemnify and hold Seller and its officers, directors, shareholders, employees, consultants, agents and representatives wholly harmless from and against any and all liability, loss, cost and expense whatsoever (including reasonable fees of legal counsel) that may be incurred by any Seller (each a "Seller Claim") as a result of any one or more of the following:

                  (a)  Any and all activities of Buyer following the Closing;

                  (b) The inaccuracy or breach of any of the representations or warranties made by Buyer in this Agreement or in any exhibit, certificate or document delivered pursuant hereto;

                  (c) Buyer's failure to perform any of its agreements contained herein or in any Agreement or instrument delivered in connection herewith;

                  (d) Buyer's failure to pay any liabilities or perform any obligations Assumed Liabilities or any claim by a third party which arises from any such liability or obligation;

                  (e) Any Environmental Conditions or lack of Environmental Compliance for which Buyer is responsible in accordance with this Agreement and all Remediation Costs and Damages related to any of the foregoing; and

                  (f) Any loss or damage to the Purchased Real Property or Tangible Personal Property in connection with evaluations, inspections and investigations thereof by Buyer in accordance with Section 7.6.

         9.3      LIMITATION ON CERTAIN INDEMNIFICATION CLAIMS.

                  (a) Notwithstanding anything set forth in Section 9.1 above to the contrary, Seller shall have no liability for any indemnification obligation under Section 9.1(c) until the net cumulative total of all Buyer Claims thereunder exceeds the sum of Three Hundred Twenty Five Thousand Dollars ($325,000.00) (the "Seller Threshold"); provided, however, that if the net cumulative total of Buyer Claims under Section 9.1(c) exceeds the Seller Threshold, Seller shall have no liability for the first Two Hundred Thousand Dollars ($200,000.00) of such Buyer Claims; and provided, further, that Seller shall have no liability for Buyer Claims under Section 9.1(c) in excess of Ten Million Dollars ($10,000,000.00).

                  (b) Notwithstanding anything set forth in Section 9.2 above to the contrary, Buyer shall have no liability for any indemnification obligation under Section 9.2(b) until the net cumulative total of all Seller Claims exceeds the sum of

         Three Hundred Twenty Five Thousand Dollars ($325,000.00) (the "Buyer Threshold"); provided, however, that if the net cumulative total of Seller Claims under Section 9.2(b) exceeds the Buyer Threshold, Buyer shall have no liability for the first Two Hundred Thousand Dollars ($200,000.00) of such Seller Claims; and provided, further, that Buyer shall have no liability for Seller Claims under Section 9.2(b) in excess of Ten Million Dollars ($10,000,000.00).

         9.4 MANNER OF PAYMENT OF FINALLY DETERMINED CLAIMS. The amount of any liability, loss, cost, or expense for which Buyer or Seller shall be finally determined to have an obligation to indemnify the other pursuant to this
Article IX shall be paid by the indemnifying party to the indemnified party no later than thirty (30) days after such final determination. Any indemnity payment made pursuant to this Agreement will be treated as an adjustment to the Purchase Price for tax purposes, unless a determination (as defined in Section 1313 of the Internal Revenue Code of 1986, as amended) with respect to the indemnified party causes such payment not to constitute an adjustment to the Purchase Price for United States federal income tax purposes. Either party hereto (the "Offsetting Party") may offset and reduce (i) any amount payable by the Offsetting Party to the other party pursuant to this Agreement or any other agreement entered into in connection herewith by (ii) any and all amounts payable by the other party pursuant to the foregoing provisions, as agreed to by the other party in writing or as finally determined by arbitration or otherwise in accordance with this Agreement.

         9.5      PROCEDURE FOR OBTAINING INDEMNIFICATION

                  (a) In the event that either Seller or Buyer shall claim that it is entitled to be indemnified pursuant to the terms of this Article IX, it (the "Claiming Party") shall so notify the other party (the "Indemnifying Party") in writing of such claim. Such notice shall specify the basis of such claim and the liability, loss, cost or expense incurred by, or imposed upon, the Claiming Party on account thereof. If such liability, loss, cost or expense is liquidated in amount, the amount stated in such notice shall be deemed the amount of the claim of the Claiming Party as of the date of such notice, provided that the statement of such amount shall not prevent or limit the Claiming Party from making claims for additional liability, loss, cost or expense which relate to the basis of the claim and which are incurred after, or are unknown at, the time of the notice. If the amount is not liquidated, the notice shall so state and, in such event, a claim shall be deemed asserted against the Indemnifying Party on behalf of the Claiming Party, but no payment shall be made on account thereof until the amount of such claim is liquidated and the claim is finally determined.

                  (b) The Indemnifying Party shall promptly consider the right of the Claiming Party to indemnity with respect to any claim. If the Indemnifying Party shall acknowledge the right of the Claiming Party to indemnity in respect to a claim, then the amount of such claim, at once if said claim is liquidated, or subsequently at such time as any unliquidated claim has become liquidated, shall be deemed to be finally determined between the parties hereto subject to additional claims contemplated in Section 9.5(a).

                  (c) If the Indemnifying Party shall not, within twenty (20) days after the receipt of such notice, advise the Claiming Party, in writing, that the Indemnifying Party acknowledges the right of the Claiming Party to indemnity with respect to a claim, then the parties hereto shall endeavor to settle and compromise said claim. If they are unable to agree on any settlement or compromise, such claim for indemnification shall be settled by appropriate arbitration, and any liability established by reason of such settlement, compromise or arbitration, shall be deemed to be finally determined and shall be paid and satisfied in accordance with this Article IX.

                  (d) Each party shall promptly give written notice to the other of any claim of a third party which may reasonably be expected to result in a claim by the Claiming Party against the Indemnifying Party; provided, however, that the failure of the Claiming Party to provide such notice shall not affect the claim of the Claiming Party for indemnification hereunder except to the extent that, and in such case only to the extent that, the Indemnifying Party can establish that such failure prejudiced the ability of the Indemnifying Party to compromise or defend the asserted liability for which such notice should have been given. The Indemnifying Party may undertake the investigation and defense of such claim with its own counsel, and the Claiming Party agrees to cooperate in good faith with the Indemnifying Party and its counsel in the defense of such claim. Notwithstanding the foregoing, the Claiming Party shall have the right to participate in the investigation and defense of any such claim with its own counsel at its own expense, except that the Indemnifying Party shall bear the expense of such separate counsel if (i) the Indemnifying Party shall not have employed counsel to represent the Claiming Party within a reasonable time after notice of such claim is given to the Indemnifying Party or (ii) the Indemnifying party shall authorize the Claiming Party to employ separate counsel at the expense of the Indemnifying Party. The Indemnifying Party agrees to cooperate in good faith with any separate counsel of the Claiming Party in the defense of such claim. The Claiming Party shall not settle, compromise, or otherwise resolve any claim for which the Claiming Party is seeking indemnification from the Indemnifying Party without the prior written consent of the Indemnifying Party unless the Indemnifying Party is disputing its obligation to provide indemnification for such claim, in which event the Claiming Party may, without waiver or release of its right to obtain indemnification from the Indemnifying Party, settle, compromise or otherwise resolve such claim on such basis as the Claiming Party in its sole discretion shall deem reasonable in the circumstances. In no event may the Indemnifying Party settle, compromise or otherwise resolve any claim unless the terms of such settlement, compromise or resolution include a complete release of the Claiming Party of any liability with respect thereto.

         9.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION. The representations, warranties and covenants set forth in this Agreement or in any exhibit, schedule, certificate or other document or instrument delivered pursuant to this Agreement, and the indemnification provisions contained in this Agreement, shall survive the Closing; provided, however, that (a) any claim for indemnification arising under Section 9.1(c) or Section 9.2(b) shall be made not later than eighteen (18) months following the Closing; and (b) any claim for indemnification under Sections 9.1(f) and 9.2(e) shall be made not later than the later of (i) seven (7) years following Closing or (ii) three (3) years following the completion of all Corrective Actions for Environmental Conditions and Environmental Compliance failures for which Seller is responsible under this Agreement at each Location. The conduct by the Buyer of due diligence or other investigations of the business of the Northeast Division and the Assets and the Locations, whether before or after the Closing, and the information learned as a result of such investigations, shall not in any way constitute a waiver by Buyer of the representations, warranties, covenants and indemnification obligations of Seller set forth in this Agreement or otherwise limit Buyer's ability to enforce any of the same. Seller and Buyer agree that, except as specifically set forth in this Agreement, neither party (including its representatives) has made or shall have liability for any representation or warranty, express or implied, in connection with the transactions contemplated by this Agreement.

         9.7  EXCLUSIVE REMEDY. The indemnification obligations of Seller under
Section 9.1 and of Buyer under Section 9.2 shall constitute the exclusive monetary remedy of the Buyer and Seller, respectively, with regard to any liability of the Seller to Buyer and any liability of the Buyer to Seller arising pursuant to this Agreement, except with respect to any liability for fraud.

         9.8 INSURANCE. Any liability, damage, loss or expense for which indemnity or damages are sought pursuant to Article IX hereof shall be computed after reduction for the net amount of any insurance proceeds actually received by the party seeking indemnity or damages in respect of the matter giving rise to the claim for indemnity or damage.

X.       MISCELLANEOUS
         -------------

         10.1 PAYMENT OF EXPENSES AND FEES. Buyer and Seller shall each bear their own costs and expenses, except as may be otherwise provided herein, including, but not limited to, attorneys' fees incurred in connection with the transactions contemplated by this Agreement; provided, however, Buyer shall pay all recording fees in connection with the recording of any instrument of transfer of the Assets from Seller to Buyer hereunder, and, if title insurance is purchased by Buyer, the cost of such title insurance. Seller shall pay the cost of the title examination referred to in Section 7.4(a).

         10.2 PUBLIC ANNOUNCEMENTS. Neither Seller (or any of its Affiliates) nor the Buyer (or any of its affiliates) shall make any public statement, including, without limitation, any press release, with respect to this Agreement and the transactions contemplated hereby, without the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required by law or agreement with any securities exchange. If a disclosure is required by law or agreement with any securities exchange, the disclosing party shall make reasonable efforts to afford the other party an opportunity to review and comment on the proposed disclosure prior to the making of such disclosure.

         10.3 BOOKS AND RECORDS; PERSONNEL. For a period of three (3) years after the Closing (or such longer period as may be required by any governmental body or ongoing legal proceeding):

                  (a) Buyer shall not dispose of or destroy any of the business records and files included in the Assets. If Buyer wishes to dispose of or destroy such records and files after that time, it shall first give thirty (30) days' prior written notice to Seller and Seller shall have the right, at its option and expense, upon prior written notice to the Buyer within such thirty (30) day period, to take possession of the records and files within sixty (60) days after the date of the Seller's notice of the Buyer.

                  (b) Buyer shall allow the Seller and its representatives access to all business records and files which are transferred to Buyer in connection herewith, during regular business hours and upon reasonable notice at Buyer's principal place of business or at any location where such records are stored, and the Seller shall have the right, at its own expense, to make copies of any such records and files.

                  (c) Buyer shall make reasonably available to Seller, upon written request and at Seller's expense (i) Buyer's personnel to assist Seller in locating and obtaining records and files maintained by Buyer and (ii) any of Buyer's personnel previously in Seller's employ whose assistance or participation is reasonably required by Seller in anticipation of, or preparation for, existing or future litigation, arbitration, administrative proceeding or other matters in which Seller or any of its affiliates is involved and which is related to the Assets.

                  (d) Each of Seller and the Buyer shall cooperate fully with each other and make available or cause to be made available to each other for consultation, inspection and copying (at such other party's expense) in a timely fashion such personnel, tax data, tax returns and filings, files, books, records, documents, financial, technical and operating data, computer records and other information as may be reasonably required (i) for the preparation by Buyer or Seller of any tax returns, elections, consents or certificates require to be prepared and filed by Buyer or Seller or any appraisal of the Assets or (ii) in connection with any audit or proceeding relating to taxes.

         10.4 ADDITIONAL ASSURANCES. From time to time at the request and expense of Buyer, Seller shall execute and deliver, or cause to be executed and delivered, such instruments and documents and take such other action as Buyer may reasonably request to more effectively assign, transfer and convey to Buyer or its permitted assignees any of the Assets and to protect the right, title and interest of Buyer therein and the enjoyment by Buyer thereof and otherwise to carry out the intent of this Agreement. From time to time at the request and expense of Seller, Buyer shall execute such further documents and instruments as Seller may reasonably request to consummate or evidence the transactions contemplated by this Agreement or otherwise to carry out the intent of this Agreement.

         10.5 ASSIGNMENT. Neither Seller nor Buyer shall assign any rights or delegate any duties hereunder without the prior written consent of the other; provided, however, that Buyer may assign, in whole or in part, its right hereunder to one or more of its subsidiary companies, provided that no such assignment shall relieve Buyer of its obligations hereunder.

         10.6 ENTIRE AGREEMENT. This Agreement, including the exhibits and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between Seller and Buyer with respect to the subject matter hereof, and supersedes all prior oral or written agreements, commitments or understandings with respect thereto. No amendment hereof shall be binding on the parties unless in writing and signed by authorized representatives of all parties hereto.

         10.7 NOTICES. All notices and consents to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telexed with receipt acknowledged, mailed by certified mail or delivered by a recognized commercial courier to the party at the address set forth below or such other address as any party shall have designated by ten (10) days' notice to the other:

               If to Seller, to:     Dairy Mart Convenience Stores, Inc.
                                     210 Broadway East
                                     Cuyahoga Falls, OH 44222
                                     Attention: President

               If to Buyer, by       DB Companies, Inc.
                 U.S. Mail to:       P.O. Box 9471
                                     Providence, RI 02940
                                     Attention: President

               If to Buyer, by       DB Companies, Inc.
                 courier to:         25 Concord Street
                                     Pawtucket, RI 02860
                                     Attention: President

Each of DM-MA, DM-RI, CIA-NY, CGI, RSI, CIA-KY and FIN-OP hereby appoint Dairy Mart as agent to receive any notice to which any Seller or FIN-OP is entitled to receive hereunder.

         10.8 ARBITRATION. All claims, disputes and other matters in question or dispute arising out of, or relating to, this Agreement, the other agreements and instruments entered into or delivered pursuant hereto, or the transactions contemplated hereby, other than those for which any party shall be entitled to seek injunctive relief in accordance with applicable law, shall be finally decided pursuant to Massachusetts law by arbitration in Hartford, Connecticut in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Each party shall select an arbitrator and the neutral arbitrator shall be appointed in accordance with such rules. The award rendered by all or a majority of the arbitrators shall be final, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         10.9 ATTORNEYS' FEES. In the event of any litigation or arbitration proceedings between the parties hereto with regard to the subject matter hereof, the prevailing party shall be entitled to recover its costs and expenses incurred in connection with such suit or proceeding, including its reasonable attorneys' fees.

         10.10 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to and does not confer any rights or obligations on any party that is not a signatory to this Agreement.

         10.11 LIQUOR LICENSE MANAGEMENT. If there is a delay in the transfer of beer, wine or liquor permits to be transferred to Buyer pursuant to Section 1.1(d) while waiting for regulatory approval, Buyer and Seller shall enter into a management agreement to the extent permitted by law. The management agreement will not exceed one hundred eighty (180) days. If it appears that regulatory approval of the transfer is forthcoming and Seller and Buyer mutually agree, the management agreement may be extended for additional periods of thirty (30) days.

         10.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original.

         10.13 GOVERNING LAW; INTERPRETATION. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of law. The parties to this Agreement are represented by counsel and have fully negotiated the terms hereof, and in interpreting the provisions of this Agreement or any agreement contemplated hereby, no inference shall be drawn from the identity of the party responsible for drafting the same.

         10.14 TABLE OF CONTENTS AND HEADINGS; EXHIBITS. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Each exhibit referenced herein shall be deemed part of this Agreement and incorporated herein wherever any reference is made thereto. Unless otherwise defined therein, capitalized terms used in the exhibits to this Agreement shall have the meanings given to such terms respectively in the body of this Agreement.

         10.15 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validly or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         10.16 OBLIGATIONS OF SELLER. Whenever used herein, the term "Seller" at all times shall refer to each of Dairy Mart, DM-MA, DM-RI, CIA-NY, CGI, RSI, and CIA-KY and any one or more of them in any combination, and shall include each of the parties identified as Seller and each of the other parties so identified and each of the parties identified as Seller or any one or more of the other parties so identified, as the context permits, and the representations, warranties, covenants, obligations and liabilities of Seller herein shall constitute the joint and several representations, warranties, covenants, obligations and liabilities of each of Dairy Mart, DM-MA, DM-RI, CIA-NY, CGI, RSI, and CIA-KY. Dairy Mart shall be jointly and severally liable for the representations, warranties, covenants, obligations and liabilities of FIN-OP hereunder.

         10.17 OBLIGATIONS OF FIN-OP. FIN-OP hereby represents and warrants to Buyer that each of the representations and warranties made by Seller with respect to each Seller in Sections 4.1, 4.2, 4.3, and 4.4 hereof are true and correct with respect to FIN-OP and that the representations and warranties of FIN-OP set forth in Section 7.15 are true and correct. FIN-OP covenants and agrees to perform its obligations under Section 7.15 hereof and agrees to indemnify, defend and hold Buyer harmless in accordance with Article IX from all loss, cost, damage and expense (including reasonable attorney's fees) incurred by Buyer in connection with the inaccuracy of any representation and warranty made by FIN-OP or any breach or default of any covenant and agreement of FIN-OP hereunder.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WITNESS                                     DAIRY MART CONVENIENCE
                                            STORES, INC., Seller

_________________________                   By:_____________________________
                                               Its

                                            DAIRY MART, INC., Seller

_________________________                   By:_____________________________
                                               Its

                                            DAIRY MART EAST, INC., Seller

_________________________                   By:___________________________
                                               Its

                                            CIA FOOD MARTS, INC., Seller

________________________                    By:____________________________
                                               Its

                                            CONVENIENT GASOLINE, INC., Seller

_________________________                   By:____________________________
                                               Its

                                            REMOTE SERVICES, INC., Seller

_________________________                   By:____________________________
                                               Its

                                            CONVENIENT INDUSTRIES OF
                                            AMERICA, INC., Seller

_________________________                   By:____________________________
                                               Its

                                            FINANCIAL OPPORTUNITIES, INC.

_________________________                   By:____________________________
                                               Its

                                            DB COMPANIES, INC., Buyer

_________________________                   By:____________________________
                                               Its

                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment") entered into as of this 15th day of May, 1997, by and between DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation ("Dairy Mart"), DAIRY MART, INC., a Massachusetts corporation ("DM-MA"), DAIRY MART EAST, INC., a Rhode Island corporation ("DM-RI"), CIA FOODMARTS, INC., a New York corporation ("CIA-NY"), CONVENIENT GASOLINE, INC., a New York corporation ("CGI"), REMOTE SERVICES, INC., a Kentucky corporation ("RSI"), and CONVENIENT INDUSTRIES OF AMERICA, INC., a Kentucky corporation ("CIA-KY"), all with a principal place of business at 210 Broadway East, Cuyahoga Falls, Ohio 44222 (Dairy Mart, DM-MA, DM-RI, CIA-NY, CGI, RSI and CIA-KY are hereinafter individually and collectively sometimes referred to as "Seller"), FINANCIAL OPPORTUNITIES, INC., a Kentucky corporation also with a principal place of business at 210 Broadway East, Cuyahoga Falls, Ohio 44222 ("FIN-OP"), and DB COMPANIES, INC., a Rhode Island corporation with a principal place of business at 25 Concord Street, Pawtucket, Rhode Island 02860 (hereinafter referred to as "Buyer").

                              W I T N E S S E T H:
                              _ _ _ _ _ _ _ _ _ _


         WHEREAS, Seller, FIN-OP and Buyer entered into an Asset Purchase Agreement dated as of March 6, 1997 (the "Agreement") with respect to the sale and purchase of certain convenience stores operated or franchised under the "Dairy Mart" name as more particularly described therein. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them respectively in the Agreement; and

         WHEREAS, the parties desire to amend certain provisions of the Agreement,

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and, upon the terms and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

         1. Amendment to Section 2.3. The Termination Date set forth in Section
2.3 of the Agreement is hereby extended by amending said Section 2.3 of the Agreement by substituting the date "May 23, 1997" for the date "May 15, 1997" appearing in the 7th and 8th lines thereof.

         2. Ratification. Except as hereby amended, the Agreement is in all respects ratified, adopted and confirmed.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WITNESS                                DAIRY MART CONVENIENCE
                                       STORES, INC., Seller


_________________________              By:
                                        ---------------------------------
                                          Its

                                       DAIRY MART, INC., Seller



_________________________              By:
                                        ---------------------------------
                                          Its

                                       DAIRY MART EAST, INC., Seller


_________________________              By:
                                          ---------------------------------
                                          Its

                                       CIA FOOD MARTS, INC., Seller


_________________________              By:
                                          ---------------------------------
                                          Its

                                       CONVENIENT GASOLINE, INC., Seller


_________________________              By:
                                          ---------------------------------
                                          Its

                                       REMOTE SERVICES, INC., Seller


_________________________              By:
                                          ---------------------------------
                                          Its

                                       CONVENIENT INDUSTRIES OF
                                       AMERICA, INC., Seller


_________________________              By:
                                          ---------------------------------
                                          Its

                                       FINANCIAL OPPORTUNITIES, INC.


_________________________              By:
                                          ---------------------------------
                                          Its


                                       DB COMPANIES, INC., Buyer


_________________________              By:
                                          ---------------------------------
                                          Its

                               SECOND AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

         THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment") entered into as of this 23rd day of May, 1997, by and between DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation ("Dairy Mart"), DAIRY MART, INC., a Massachusetts corporation ("DM-MA"), DAIRY MART EAST, INC., a Rhode Island corporation ("DM-RI"), CIA FOODMARTS, INC., a New York corporation ("CIA-NY"), CONVENIENT GASOLINE, INC., a New York corporation ("CGI"), REMOTE SERVICES, INC., a Kentucky corporation ("RSI"), and CONVENIENT INDUSTRIES OF AMERICA, INC., a Kentucky corporation ("CIA-KY"), all with a principal place of business at 210 Broadway East, Cuyahoga Falls, Ohio 44222 (Dairy Mart, DM-MA, DM-RI, CIA-NY, CGI, RSI and CIA-KY are hereinafter individually and collectively sometimes referred to as "Seller"), FINANCIAL OPPORTUNITIES, INC., a Kentucky corporation also with a principal place of business at 210 Broadway East, Cuyahoga Falls, Ohio 44222 ("FIN-OP"), and DB COMPANIES, INC., a Rhode Island corporation with a principal place of business at 25 Concord Street, Pawtucket, Rhode Island 02860 (hereinafter referred to as "Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Seller, FIN-OP and Buyer entered into an Asset Purchase Agreement dated as of March 6, 1997, as amended by a First Amendment to Asset Purchase Agreement dated as of May 15, 1997 (as amended, the "Agreement"), with respect to the sale and purchase of certain convenience stores operated or franchised under the "Dairy Mart" name as more particularly described therein. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them respectively in the Agreement; and

         WHEREAS, the parties desire to further amend certain provisions of the Agreement,

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and, upon the terms and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

         1. AMENDMENT TO SECTION 2.3. The Termination Date set forth in Section
2.3 of the Agreement, which date was extended by the First Amendment described aforesaid from May 15, 1997 to May 23, 1997, is hereby further extended by amending said Section 2.3 of the Agreement by substituting the date "May 28, 1997" for the date "May 23, 1997" as appearing in the 7th and 8th lines thereof by virtue of said First Amendment.

         2. RATIFICATION. Except as hereby amended, the Agreement is in all respects ratified, adopted and confirmed.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

WITNESS                           DAIRY MART CONVENIENCE
                                  STORES, INC., Seller


_________________________         By:
                                     --------------------------------------
                                     Its

                                  DAIRY MART, INC., Seller



_________________________         By:
                                     --------------------------------------
                                     Its

                                  DAIRY MART EAST, INC., Seller


_________________________         By:
                                     --------------------------------------
                                                Its

                                  CIA FOOD MARTS, INC., Seller


_________________________         By:
                                     --------------------------------------
                                                Its

                                  CONVENIENT GASOLINE, INC., Seller


_________________________         By:
                                     --------------------------------------
                                     Its

                                  REMOTE SERVICES, INC., Seller


_________________________         By:
                                     --------------------------------------
                                     Its

                                  CONVENIENT INDUSTRIES OF
                                  AMERICA, INC., Seller


_________________________         By:
                                     --------------------------------------
                                     Its

                                  FINANCIAL OPPORTUNITIES, INC.


_________________________         By:
                                     --------------------------------------
                                     Its


                                  DB COMPANIES, INC., Buyer


_________________________         By:
                                     --------------------------------------
                                     Its

                               THIRD AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

         THIS THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment") entered into as of this 28th day of May, 1997, by and between DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation ("Dairy Mart"), DAIRY MART, INC., a Massachusetts corporation ("DM-MA"), DAIRY MART EAST, INC., a Rhode Island corporation ("DM-RI"), CIA FOODMARTS, INC., a New York corporation ("CIA-NY"), CONVENIENT GASOLINE, INC., a New York corporation ("CGI"), REMOTE SERVICES, INC., a Kentucky corporation ("RSI"), and CONVENIENT INDUSTRIES OF AMERICA, INC., a Kentucky corporation ("CIA-KY"), all with a principal place of business at 210 Broadway East, Cuyahoga Falls, Ohio 44222 (Dairy Mart, DM-MA, DM-RI, CIA-NY, CGI, RSI and CIA-KY are hereinafter individually and collectively sometimes referred to as "Seller"), FINANCIAL OPPORTUNITIES, INC., a Kentucky corporation also with a principal place of business at 210 Broadway East, Cuyahoga Falls, Ohio 44222 ("FIN-OP"), and DB COMPANIES, INC., a Rhode Island corporation with a principal place of business at 25 Concord Street, Pawtucket, Rhode Island 02860 (hereinafter referred to as "Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Seller, FIN-OP and Buyer entered into an Asset Purchase Agreement dated as of March 6, 1997, as amended by a First Amendment to Asset Purchase Agreement dated as of May 15, 1997 and a Second amendment to Asset Purchase Agreement dated as of May 23, 1997 (as amended, the "Agreement"), with respect to the sale and purchase of certain convenience stores operated or franchised under the "Dairy Mart" name as more particularly described therein. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them respectively in the Agreement; and

         WHEREAS, the parties desire to further amend certain provisions of the Agreement,

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and, upon the terms and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

         1. AMENDMENT TO SECTION 2.3. The Termination Date set forth in Section
2.3 of the Agreement, which date has been heretofore extended to May 28, 1997, is hereby further extended by amending said Section 2.3 of the Agreement by substituting the date "June 27, 1997" for the date "May 28, 1997" as appearing in the Agreement as heretofore amended.

         2. AMENDMENT TO SECTION 7.4(b). Section 7.4(b) of the Agreement is hereby amended in its entirety to read as follows:

                  (b) Seller shall, promptly following Buyer's notification of an unacceptable title exception contained in the Commitments or any supplement thereto but in any event prior to Closing, using all reasonable efforts and good faith, diligently endeavor to cure, or to make arrangements reasonably satisfactory to Buyer to cure, any such defect. If Seller is unable to cure or make such arrangements to cure any such defect, then, at the election of Buyer, (i) the affected Location and related equipment, Inventory, licenses and permits shall be excluded from the sale, and the Purchase Price shall be reduced by an amount computed in accordance with Section 7.5 hereof, or (ii) Buyer may, subject to the provisions of Section 7.18 hereof, waive such defect and accept such title to the affected Location as the Seller may deliver, in which event, the affected Location and related equipment, Inventory, licenses and permits shall remain part of the sale, and there shall be no reduction in the Purchase Price. Seller shall pay the cost of title examination and the issuance of the Commitments. Buyer shall pay the cost of any title insurance coverage in amounts Buyer may require.

         3. ADDITION OF SECTION 7.4(d). The Agreement is hereby amended by adding thereto a new Section 7.4(d) to read as follows:

                  (d) Buyer agrees to accept title to Location #1615 (West Haven, Connecticut) subject to that certain purchase money mortgage, dated May 23, 1996, granted by DM-MA to Lillian H. Rocklen and Howard
         W. Rocklen, Trustees under a trust agreement for the benefit of Lillian
         H. Rocklen, dated September 4, 1990, and Rocklen, Incorporated, such mortgage securing a promissory note in the original principal amount of $350,000.00. The Purchase Price payable by Buyer at the Closing shall be reduced by the amount of indebtedness secured as of the Closing Date by such mortgage.

         4. AMENDMENT TO SECTION 7.11(b). Section 7.11(b) of the Agreement is hereby amended in its entirety to read as follows:

                  (b) Seller shall use all reasonable efforts and due diligence to obtain the written consent to the transfer or assignment to Buyer of any of the Assets, where the consent of any other party may be required for such assignment and transfer. Buyer agrees to cooperate fully with Seller to secure such consents, including supplying information about Buyer as may be requested by landlords. Seller shall have the right, but not the obligation, to offer additional consideration at Seller's expense to a landlord to secure its consent to the assignment if such consent is required by the lease. If a landlord does not consent to the assignment, the Location may be deleted from this sale in accordance with Section 7.5 unless Buyer elects to accept the Location without the landlord's consent, in which event there will be no reduction in the consideration paid Seller hereunder if Buyer so elects, subject to the provisions of Section 7.18 hereof.

         5. ADDITION OF SECTION 7.18. The Agreement is hereby amended by adding thereto a new Section 7.18 to read as follows:

                  7.18 REPURCHASE OF CERTAIN LOCATIONS. Notwithstanding any provision of this Agreement to the contrary, if (a) Buyer accepts assignment of a Purchased Lease notwithstanding (i) a defect in title because of the failure of Seller to hold record title to Seller's leasehold interest thereunder or, if the Purchased Lease is not a prime lease, a defect because of the failure of any prime lessor through which Seller holds its leasehold interest to hold record title to such lessor's interest in the property subject to such Purchased Lease, or
         (ii) Seller's inability to obtain a consent to the assignment of the Purchased Lease to Buyer from the landlord under such Purchased Lease whose consent to the assignment is required thereunder or from any other landlord whose consent is required under any lease senior to such Purchased Lease (the matters affecting Buyer's title or right to possession described in clauses (i) and (ii) above being referred to below as "Repurchase Exceptions"), and (b) prior to the first anniversary of the Closing Date, a written claim is made or action or proceeding is commenced seeking possession of the Location described in such Purchased Lease from Buyer as a result of one or more Repurchase Exceptions, and Buyer is dispossessed from such Location, whether or not such dispossession occurs prior to or after such first anniversary, then Seller shall repurchase such Location and all related equipment, Inventory, licenses and permits from Buyer as hereinafter provided. Buyer shall promptly give Seller written notice of any such claim, action or proceeding upon Buyer's receipt thereof, and Seller may, at its option, undertake the response to and defense of such claim, action or proceeding. The provisions of Section 9.5(d) shall apply to such claim, action or proceeding except that Buyer shall be under no obligation whatsoever to respond to or defend any such action, claim or proceeding. In the event Seller is required to repurchase a Location and all related equipment, Inventory, licenses and permits from Buyer as provided above, the repurchase price for such Location, equipment, licenses and permits shall equal the amount that would have been deducted from the Purchase Price in accordance with Section 7.5 hereof had such Location been deleted prior to the Closing and the repurchase price for the Inventory at such Location shall be determined in accordance with the valuation procedure set forth on EXHIBIT 2.2. The repurchase price shall be paid within ten (10) days of the date as of which Buyer is dispossessed of such Location, and Buyer shall reconvey to Seller with appropriate instruments of conveyance and assignment the interest conveyed to Buyer in such Location, equipment, Inventory, licenses and permits, except to the extent that the Purchased Lease is terminated, modified or otherwise affected by the action or proceeding under clause (b) above affecting Buyer's right to possession.

         6. AMENDMENT TO SECTION 8.1(h). Section 8.1(h) of the Agreement is hereby amended in its entirety to read as follows:

                  (h) No more than twelve (12) Locations of any type, nor more than seven (7) Locations at which gasoline and motor fuels are sold, shall have been deleted from the purchase and sale for any reason permitted under this Agreement; provided, however, that the deletion of Location #1605 (Prospect, Connecticut), Location #1616 (Ansonia, Connecticut) and Location #3832 (West Warwick, Rhode Island) shall not count toward either of the foregoing totals.

         7. AMENDMENT TO SECTION 8.2(h). Section 8.2(h) of the Agreement is hereby amended in its entirety to read as follows:

                  (h) No more than twelve (12) Locations of any type, nor more than seven (7) Locations at which gasoline and motor fuels are sold, shall have been deleted from the purchase and sale for any reason permitted by this Agreement; provided, however, that the deletion of Location #1605 (Prospect, Connecticut), Location #1616 (Ansonia, Connecticut) and Location #3832 (West Warwick, Rhode Island) shall not count toward either of the foregoing totals.

         8. AMENDMENT TO SECTION 10.5. Section 10.5 of the Agreement is hereby amended in its entirety to read as follows:

                  10.5 ASSIGNMENT. Neither Seller nor Buyer shall assign any rights or delegate any duties hereunder without the prior written consent of the other; provided, however, that Buyer may assign, in whole or in part, (a) all of its rights hereunder to one or more of its subsidiary companies and (b) its rights under Article VI and Section 9.1(f), including without limitation its rights under the Access Agreement, the Environmental Escrow Agreement, the Contract Assignment and the Security Agreement, to any lender or lenders of Buyer and such lender or lenders may further assign such rights to any purchaser of the interest of Buyer in all or part of the Assets, provided that no such assignment shall relieve Buyer of its obligations hereunder. Buyer shall give Seller prompt notice of any assignment permitted by the foregoing provisions.

         9. RATIFICATION. Except as hereby amended, the Agreement is in all respects ratified, adopted and confirmed.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

WITNESS                                     DAIRY MART CONVENIENCE
                                            STORES, INC., Seller


_________________________                   By:
                                               ------------------------------

                                               Its

                                            DAIRY MART, INC., Seller


_________________________                   By:
                                               ------------------------------
                                               Its

                                            DAIRY MART EAST, INC., Seller


_________________________                   By:
                                               ------------------------------
                                               Its

                                            CIA FOOD MARTS, INC., Seller


_________________________                   By:
                                               ------------------------------
                                               Its

                                            CONVENIENT GASOLINE, INC., Seller


_________________________                   By:
                                               ------------------------------
                                               Its

                                            REMOTE SERVICES, INC., Seller


_________________________                   By:
                                               ------------------------------
                                               Its

                                            CONVENIENT INDUSTRIES OF
                                            AMERICA, INC., Seller


_________________________                   By:
                                               ------------------------------
                                               Its

                                            FINANCIAL OPPORTUNITIES, INC.

_________________________                   By:
                                               ------------------------------
                                               Its

                                            DB COMPANIES, INC., Buyer


_________________________                   By:
                                               ------------------------------
                                               Its

                               FOURTH AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

         THIS FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment") entered into as of this 19th day of June, 1997, by and between DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation ("Dairy Mart"), DAIRY MART, INC., a Massachusetts corporation ("DM-MA"), DAIRY MART EAST, INC., a Rhode Island corporation ("DM-RI"), CIA FOODMARTS, INC., a New York corporation ("CIA-NY"), CONVENIENT GASOLINE, INC., a New York corporation ("CGI"), REMOTE SERVICES, INC., a Kentucky corporation ("RSI"), and CONVENIENT INDUSTRIES OF AMERICA, INC., a Kentucky corporation ("CIA-KY"), all with a principal place of business at 210 Broadway East, Cuyahoga Falls, Ohio 44222 (Dairy Mart, DM-MA, DM-RI, CIA-NY, CGI, RSI and CIA-KY are hereinafter individually and collectively sometimes referred to as "Seller"), FINANCIAL OPPORTUNITIES, INC., a Kentucky corporation also with a principal place of business at 210 Broadway East, Cuyahoga Falls, Ohio 44222 ("FIN-OP"), and DB COMPANIES, INC., a Rhode Island corporation with a principal place of business at 25 Concord Street, Pawtucket, Rhode Island 02860 (hereinafter referred to as "Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Seller, FIN-OP and Buyer entered into an Asset Purchase Agreement dated as of March 6, 1997, as amended by a First Amendment to Asset Purchase Agreement dated as of May 15, 1997, a Second Amendment to Asset Purchase Agreement dated as of May 23, 1997, and a Third Amendment to Asset Purchase Agreement dated as of May 28, 1997 (as amended, the "Agreement"), with respect to the sale and purchase of certain convenience stores operated or franchised under the "Dairy Mart" name as more particularly described therein. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them respectively in the Agreement; and

         WHEREAS, the parties desire to further amend certain provisions of the Agreement,

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and, upon the terms and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

         1. AMENDMENT TO SECTION 3.3. The last two sentences of Section 3.3 of the Agreement are hereby amended in their entirety to read as follows:

         The net amount of all Property Tax adjustments computed in accordance with this Section, based upon which party is responsible for such Property Taxes and which party is to pay such Property Taxes, shall be calculated as of the date of Closing at the Post Closing and paid to the party entitled thereto. If the amount of any Property

         Taxes is not fixed and determined as of the Post Closing, the foregoing adjustment shall be based on the amount thereof as reasonably estimated at Post Closing, and an appropriate payment shall be made by Buyer or Seller to the other promptly following a final determination of the amount thereof.

         2. AMENDMENT TO SECTION 10.13. The first sentence of Section 10.13 of the Agreement is hereby amended in its entirety to read as follows:

         This Agreement and each assignment of a Franchise Agreement contemplated by Section 2.5 hereof shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of law.

         3. RATIFICATION. Except as hereby amended, the Agreement is in all respects ratified, adopted and confirmed.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

WITNESS                                     DAIRY MART CONVENIENCE
                                            STORES, INC., Seller


_________________________                   By:
                                               ------------------------------
                                               Its

                                            DAIRY MART, INC., Seller


_________________________                   By:
                                               ------------------------------
                                               Its

                                            DAIRY MART EAST, INC., Seller


_________________________                   By:
                                               ------------------------------
                                               Its

                                            CIA FOOD MARTS, INC., Seller


_________________________                   By:
                                               ------------------------------
                                               Its

                                            CONVENIENT GASOLINE, INC., Seller


_________________________                   By:
                                               ------------------------------
                                               Its

                                            REMOTE SERVICES, INC., Seller


_________________________                   By:
                                               ------------------------------
                                               Its

                                            CONVENIENT INDUSTRIES OF
                                            AMERICA, INC., Seller


_________________________                   By:
                                               ------------------------------
                                               Its

                                            FINANCIAL OPPORTUNITIES, INC.


_________________________                   By:
                                               ------------------------------
                                               Its

                                            DB COMPANIES, INC., Buyer


_________________________                   By:
                                               ------------------------------
                                               Its





                                      - 3 -